Exhibit 10.43
The portions of this exhibit marked with “[***]” have been excluded in accordance with Item
601(b)(10)(iv) of Regulation S-K under the Securities Act of 1933 because they are both not material and would likely cause competitive harm to the registrant if publicly disclosed.

RECEIVABLES PURCHASE AGREEMENT
dated as of
August 31, 2023
by and among
SANMINA CORPORATION,
as Seller, Servicer, and Guarantor,
THE OTHER SELLERS AND SERVICERS DESCRIBED HEREIN,

THE BUYERS DESCRIBED HEREIN
and
TRUIST BANK,
as Administrative Agent

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TABLE OF CONTENTS

Page

1.    Sale and Purchase    1
2.    No Administrative Agent or Buyer Liability    6
3.    Representations and Warranties    6
4.    Covenants    6
5.    Servicing Activities    6
6.    Deemed Collections; Events of Repurchase; Indemnities and Setoff    10
7.    Guaranty    13
8.    Administrative Agent    14
9.    Notices    21
10.    Survival    23
11.    Expenses    23
12.    Interest on Overdue Amounts    24
13.    Governing Law    24
14.    No Non-Direct Damages    24
15.    Joinder of Additional Sellers    24
16.    Addition of Account Debtor    24
17.    Joint and Several Obligations    24
18.    General Provisions    25
19.    Confidentiality; Disclosure Required by Law    28
20.    Accounting Treatment; Non-Reliance    29

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TABLE OF CONTENTS
(continued)

Schedules, Exhibits and Annex
Schedule I:    [Reserved]
Schedule II:    Account Debtors
Schedule III:    UCC Information
Exhibit A:    Certain Defined Terms
Exhibit B:    Conditions Precedent for Effectiveness
Exhibit C:    Representations and Warranties
Exhibit D:    Covenants
Exhibit E:    Eligibility Criteria
Exhibit F:    Servicer Termination Events
Exhibit G:    Accounts
Exhibit H:    Form of Joinder
Annex I:    Technology Platform Terms

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RECEIVABLES PURCHASE AGREEMENT
This RECEIVABLES PURCHASE AGREEMENT (this “Agreement”) is entered into as of August 31, 2023, by and among SANMINA CORPORATION, a Delaware corporation (“Sanmina”), SANMINA-SCI SYSTEMS SINGAPORE PTE. LTD., a Singapore private company limited by shares (“Sanmina Singapore”), SANMINA-SCI SYSTEMS (MALAYSIA) SDN. BHD., (REGISTRATION NO. 199101016030 (226342-D)), a private company limited by shares and deemed registered under the Companies Act 2016 of Malaysia (“Sanmina Malaysia”), and any other seller from time to time party hereto (each, in such capacity, a “Seller” and collectively, the “Sellers”), and as servicers (each, in such capacity, a “Servicer” and collectively, the “Servicers”), Sanmina, as guarantor (in such capacity the “Guarantor”), TRUIST BANK (“Truist”) and each other buyer from time to time party hereto (each, in such capacity, a “Buyer” and collectively, the “Buyers”), and Truist, as administrative agent (in such capacity, the “Administrative Agent”).
RECITALS
WHEREAS, each Seller desires to sell certain of its Receivables from time to time, and the Buyers may be willing to purchase from each Seller such Receivables, in which case the terms set forth herein shall apply to such purchase. Each capitalized term used but not defined herein shall have the meaning set forth in, or by reference in, Exhibit A hereto, and the interpretive provisions set out in Exhibit A hereto shall be applied in the interpretation of this Agreement.
Accordingly, the parties hereto agree as follows:
AGREEMENT
1.    Sale and Purchase.
(a)    Sales of Receivables. From time to time during the term of this Agreement, one or more Sellers may submit to the Administrative Agent a request (a “Purchase Request”) via the Technology Platform (which Purchase Request shall be forwarded by the Platform Provider to the Administrative Agent) that the Buyers purchase from such Seller or Sellers the Proposed Receivables described in such Purchase Request on the proposed Purchase Date indicated therein; provided, however, and notwithstanding anything herein to the contrary, if (i) the Technology Platform is not operational or is otherwise offline or (ii) the Administrative Agent has, in its discretion, instructed the Sellers that the Technology Platform is no longer available for use, then such Seller or Sellers may deliver a Purchase Request to the Administrative Agent in a form agreed between the Administrative Agent and the Sellers, and this Agreement shall be construed and interpreted accordingly, mutatis mutandis.
(b)    If received by no later than 1:00 p.m. New York City time (or such later time as agreed to by the Administrative Agent and the Buyers in writing in their sole and absolute discretion) on a Business Day from such Seller, by no later than 5:00 p.m. New York City time (or such later time as agreed to by the Buyers in writing in their sole and absolute discretion) on such date, the Administrative Agent shall transmit such Purchase Request to each Buyer having a Pro Rata Share in any Proposed Receivables described in such Purchase Request via electronic mail or another communication method designated by the Administrative Agent, together with an estimate of the Purchase Price for such Proposed Receivables (as calculated by the Platform Administrator (or by the Platform Provider on its behalf) in accordance with its normal policies and procedures), and the Pro Rata Share of each such Buyer (as calculated by the Platform Administrator (or by the Platform Provider on its behalf) in accordance with its normal policies and procedures). The applicable Buyers, in their sole and absolute discretion, may elect to accept or reject a Purchase Request. Each Buyer receiving such a Purchase Request shall

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endeavor to respond to the Administrative Agent as to its willingness to accept such Purchase Request and purchase its respective Pro Rata Share of such Proposed Receivables by no later than 12:00 p.m. New York City time on the next Business Day via electronic mail or another communication method designated by the Administrative Agent; provided that, for the avoidance of doubt, an affirmative response by such Buyer shall not be deemed to constitute a commitment to complete such purchase on the proposed Purchase Date, which decision shall remain at the discretion of such Buyer. If the applicable Buyers, in their sole and absolute discretion, accept a Purchase Request, then such Buyers shall purchase, and such Seller or Sellers shall sell, all of each applicable Seller’s right, title and interest (but none of such Seller’s underlying obligations to the applicable Account Debtor) with respect to such Proposed Receivables as of the Purchase Date to such Buyers to the extent of each Buyer’s Pro Rata Share of each such Proposed Receivable (all such Proposed Receivables, once sold and purchased hereunder, collectively the “Purchased Receivables”). For the avoidance of doubt, it is acknowledged that a Buyer’s Pro Rata Share of any particular Proposed Receivable may be zero because such Buyer does not have a Designated Percentage with respect to the Account Debtor related to such Proposed Receivable.
(c)    UNCOMMITTED ARRANGEMENT. EACH SELLER AND THE BUYERS ACKNOWLEDGE THAT THIS IS AN UNCOMMITTED ARRANGEMENT, THAT NO SELLER HAS PAID, OR IS REQUIRED TO PAY, A COMMITMENT FEE OR COMPARABLE FEE TO ANY BUYER. SALES OF PROPOSED RECEIVABLES BY A SELLER SHALL BE AT SUCH SELLER’S SOLE AND ABSOLUTE DISCRETION. PURCHASES OF PROPOSED RECEIVABLES BY ANY BUYER SHALL BE AT SUCH BUYER’S SOLE AND ABSOLUTE DISCRETION.
(d)    Conditions to Effectiveness. This Agreement shall become effective at such time as each of the conditions precedent set forth on Exhibit B to this Agreement has been satisfied to the satisfaction of each of the Administrative Agent and each Buyer.
(e)    Conditions Precedent to Each Purchase. Notwithstanding the otherwise uncommitted nature of this Agreement, under no circumstances will any Buyer purchase any portion of any Proposed Receivable unless:
(i)    the Administrative Agent has received a Purchase Request via the Technology Platform (or, if applicable, in physical form in a form agreed between the Administrative Agent and the Sellers) with respect to the Proposed Receivables at least two (2) Business Days (or less, if the Administrative Agent and each Buyer holding a Designated Percentage with respect to each Account Debtor appearing on such Purchase Request, so agrees) prior to the applicable Purchase Date, together with any such additional supporting documentation that the Administrative Agent or any Buyer may have reasonably requested;
(ii)    the applicable Buyers have accepted such Purchase Request with respect to such Proposed Receivable and notified the Administrative Agent thereof in accordance with the terms of Section 1(b);
(iii)    no Servicer Termination Event shall have occurred and no Servicer Termination Event shall exist immediately following the Buyers’ purchase of such Proposed Receivables;
(iv)    each of the representations and warranties made by each Seller, Servicer and the Guarantor in Exhibit C to this Agreement and each of the other Transaction Documents is true and correct in all material respects as of such Purchase Date or, in the case of any representation or warranty which speaks as to a particular date or period, as of that particular date or period;

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(v)    each Proposed Receivable is an Eligible Receivable; and
(vi)    immediately following the sale and purchase of such Proposed Receivable, (A) the Outstanding Purchase Amount with respect to the Purchased Receivables payable by any Account Debtor will not exceed such Account Debtor’s Purchase Sublimit and (B) the Outstanding Purchase Amount with respect to any Buyer will not exceed the Buyer’s Facility Share applicable to such Buyer.
Each delivery of a Purchase Request or submission of a Purchase Request via the Technology Platform by any Seller shall be deemed a representation and warranty by each applicable Seller that the foregoing conditions set forth in subclauses (iii)-(vi) of this clause (e) are satisfied and each of the statements set forth on such Purchase Request are true and correct as of the applicable Purchase Date with respect to the Proposed Receivables described therein or submitted onto the Technology Platform, as applicable, with respect to such Purchase Request.
(f)    Purchase Price. The purchase price for each Purchased Receivable purchased on any Purchase Date shall equal (i) the Net Invoice Amount of such Purchased Receivable, minus (ii) the Discount (such amount herein referred to as the “Purchase Price”). Each Buyer shall transfer its Pro Rata Share of the Purchase Price (the “Funded Amount”) with respect to each Purchased Receivable by depositing such Funded Amount into the Administrative Agent’s Account in immediately available funds no later than 1:00 p.m. New York City time (or such later time as agreed to in writing by the Administrative Agent in its sole and absolute discretion) on the applicable Purchase Date. Upon receipt of all of the amounts set forth in the foregoing sentence, the Administrative Agent, on behalf of the Buyers, shall pay the Purchase Price for each Purchased Receivable on such Purchase Date to the applicable Seller, less any other amounts owing to the Administrative Agent and the Buyers hereunder on such Purchase Date no later than 4:00 p.m. New York City time. All payments of Purchase Price shall be paid in the same currency in which the applicable Purchased Receivable is denominated. Upon such payment each such Purchased Receivable shall be automatically sold by the applicable Seller to the applicable Buyers without any further action or notice by any party.
(g)    Non-Funding Buyers. Without limitation to the totally uncommitted nature of this arrangement as described in Section 1(c), should any Buyer fail to provide its Funded Amount in connection with any purchase of any Proposed Receivables to be funded by such Buyer on any Purchase Date in accordance with clause (f) above when required therein (such Buyer, a “Non-Funding Buyer”), then (x) with respect to any such Proposed Receivables in relation to which such Non-Funding Buyer is the only Buyer having a Pro Rata Share, such Buyer shall be deemed to have declined to purchase certain of such Proposed Receivables, determined in the sole discretion of the Administrative Agent, in an amount commensurate with the amount for which such Non-Funding Buyer failed to provide funding and (y) with respect to any such Proposed Receivables in relation to which both such Non-Funding Buyer and at least one other Buyer (that is not a Non-Funding Buyer) has a Pro Rata Share, the purchase of such Proposed Receivables shall be deemed automatically be rejected by all applicable Buyers (each, an “Auto Rejected Receivable”); provided that any Proposed Receivables in which such Non-Funding Buyer has does not have a Pro Rata Share shall not be deemed automatically rejected and shall continue to be funded by the Administrative Agent. In the case of any Proposed Receivables that are also Auto Rejected Receivables, (i) the Administrative Agent shall promptly return any related Funded Amounts delivered by the other Buyers having a Pro Rata Share under such Auto Rejected Receivables to such Buyers and (ii) if mutually agreed among the Sellers, the Administrative Agent and the Modified Designated Percentage Buyers (as defined below), the Sellers may submit a new Purchase Request in accordance with Section 1(a) containing only the Auto Rejected Receivables and such Auto Rejected Receivables may be purchased, according to the applicable Modified Designated Percentages (as defined below), by the

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Modified Designated Percentage Buyers. For purposes of this Section 1(g), (A) “Modified Designated Percentage Buyers” shall mean, collectively, some or all of the Buyers (if any) that have a Pro Rata Share in respect of an Auto Rejected Receivables (other than any Non-Funding Buyers) and (B) “Modified Designated Percentage” shall mean, in connection with any Proposed Receivables that are also Auto Rejected Receivables, the respective Designated Percentages corresponding to the Modified Designated Percentage Buyers from time to time agreed among the Modified Designated Percentage Buyers, the Administrative Agent and the Sellers (but in all cases representing, on an aggregate basis, 100% of each such Proposed Receivable).
(h)    True Sale; No Recourse. Except as otherwise provided in this Agreement, each purchase of the Purchased Receivables is made without recourse to any Seller and no Seller shall have liability to the Administrative Agent or any Buyer for the failure of any Account Debtor to pay any Purchased Receivable when it is due and payable under the terms applicable thereto. The parties hereto have structured each transaction contemplated by this Agreement as an absolute and irrevocable sale, and each Buyer, the Guarantor and each Seller agree to treat each such transaction as a “true sale” for all purposes under Applicable Law and accounting principles, including, without limitation, in their respective books, records, computer files, tax returns (federal, state and local), regulatory and governmental filings (and shall reflect such sale in their respective financial statements). Each Seller and the Guarantor will advise all Persons inquiring about the ownership of any Purchased Receivable that all Purchased Receivables have been sold to the Buyers. In the event that, contrary to the mutual intent of the parties hereto, any purchase of Purchased Receivables is not characterized as a sale, each Seller (other than any Seller organized under the laws of Singapore or Malaysia) shall, effective as of the date hereof, be deemed to have granted to the Administrative Agent (for the benefit of the Buyers), and each such Seller hereby does grant to the Administrative Agent (for the benefit of the Buyers), in addition to and not in substitution for the rights and remedies described in Section 6(g) hereof, a first-priority security interest in and to any and all present and future Purchased Receivables and the proceeds thereof to secure the payment of all obligations of such Seller arising in connection with this Agreement and each of the other Transaction Documents, whether now or hereafter existing. Each Seller hereby authorizes the Administrative Agent, on behalf of each Buyer, to file such financing statements (and continuation statements with respect to such financing statements when applicable) as may be necessary to perfect the Administrative Agent’s and each Buyer’s security interest and ownership under the UCC, with applicable collateral description in any such financing statements designating all Purchased Receivables, together with the rights granted to Administrative Agent hereunder and proceeds thereof. With respect to such grant of a security interest, the Administrative Agent may at its option exercise from time to time any and all rights and remedies available to it hereunder, for the benefit of the Buyers, under the UCC or otherwise. For purposes of this clause (h), each Seller (other than any Seller organized under the laws of Singapore or Malaysia) agrees that ten (10) Business Days shall be reasonable prior notice to such Seller of the date of any public or private sale or other disposition of all or any of the Purchased Receivables.
(i)    Pro Rata Shares. Purchases in respect of each Proposed Receivable shall be made by the Buyers simultaneously and proportionately to their respective Pro Rata Shares for such Proposed Receivable.
(j)    Several Obligations of Buyers. The obligations of the Buyers hereunder are several and not joint, and no Buyer shall be responsible for the obligations of any other Buyer hereunder. Nothing contained herein or in any other Transaction Document, and no action taken by the Buyers pursuant hereto or thereto, shall be deemed to constitute the Buyers as a partnership, an association, a joint venture or any other kind of entity.

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(k)    Applicable Benchmark Replacement. Anything in this Agreement to the contrary notwithstanding, if the Administrative Agent determines (which determination shall be binding and conclusive) that quotations of rates for the relevant deposits in the definition of the Applicable Benchmark herein are not being provided in the relevant amounts or for the relevant maturities for purposes of determining the Discount applicable to any Receivables included in any Purchase Request or adequate and reasonable means do not exist for ascertaining such Applicable Benchmark, then the Administrative Agent shall give the Sellers prompt notice thereof, and so long as such condition remains in effect, (i) no Purchase Request shall be funded using such Applicable Benchmark as a component of the Account Debtor Discount Rate and (ii) all outstanding and future Purchase Requests shall be funded using an Account Debtor Discount Rate that is calculated based on the Prime Rate plus a margin mutually agreed to by the applicable Buyer and the Sellers in a Buyer Pricing Letter. If (i) the Administrative Agent determines in its sole discretion (which shall be conclusive absent manifest error) that the foregoing unavailability or inadequacy with respect to such Applicable Benchmark is not of a temporary nature or (ii) the Administrative Agent determines that (A) the administrator of such Applicable Benchmark or a Governmental Authority having jurisdiction over such administrator or over the Administrative Agent (or any other Person on behalf of such administrator or Governmental Authority) has made or published a public statement announcing that (1) the administrator of such Applicable Benchmark has ceased or will cease to provide such Applicable Benchmark, permanently or indefinitely (provided that, at the time of such statement or publication, no successor administrator will continue to provide such Applicable Benchmark), or (2) such Applicable Benchmark is no longer representative of the applicable rate or (B) receivable purchase agreements that include similar language to that contained in this Section 1(k) are being executed or amended to incorporate or adopt a new benchmark interest rate (including any mathematical or other adjustments to the benchmark (if any) incorporated therein) to replace such Applicable Benchmark, then the Administrative Agent, upon notice to the Sellers, may replace the Applicable Benchmark with a Replacement Rate for calculating the Account Debtor Discount Rate (including any mathematical or other adjustments to such benchmark or the Account Debtor Discount Rate) for any relevant Receivable.
In addition, in the event that the Administrative Agent determines in its sole discretion (which shall be conclusive absent manifest error) to utilize a rate other than the Applicable Benchmark, then the Administrative Agent may replace the Applicable Benchmark with a Replacement Rate for calculating the Account Debtor Discount Rate (including any mathematical or other adjustments to such benchmark or the Account Debtor Discount Rate) for any relevant Receivable.
For purposes of this Section 1(k), (i) the “Applicable Benchmark” means initially, the Base Rate; provided that if the replacement of a then-current Applicable Benchmark has occurred pursuant to this Section 1(k), then the “Applicable Benchmark” means the applicable Replacement Rate and (ii) the “Replacement Rate” means, with respect to amounts denominated in a particular currency, the alternative rate and margin (which may be different to the previously specified rate and may include an adjustment spread) notified to the Sellers by the Administrative Agent and which, in the Administrative Agent’s opinion (which shall be conclusive absent manifest error), shall take into account benchmark rates and means of calculating spread adjustments that are being generally accepted in the relevant markets; provided, that, if such alternate benchmark interest rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement. Each determination by the Administrative Agent pursuant to this Section 1(k) shall be conclusive absent manifest error.
(l)    Platform Administrator; Platform Provider. The Administrative Agent has appointed the Platform Administrator for the purpose of (i) the transmission of Purchase Requests and Reconciliation Reports under this Agreement; (ii) the delivery of all other documents, reports, financial statements and written materials required to be delivered by the Administrative Agent under this

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Agreement; (iii) taking any and all other actions required to be undertaken hereunder by the Platform Administrator, including, without limitation, the calculation of Purchase Prices, Funded Amounts and repurchase prices under Section 6(c); and (iv) all other purposes incidental to any of the foregoing. Each Seller agrees that, absent manifest error, all calculations made by the Platform Administrator in accordance with the terms of this Agreement and its usual policies and procedures shall be binding on such Seller. In the case of a conflict between the terms and conditions of the Technology Platform and this Agreement, this Agreement shall govern.
The Platform Administrator has engaged the Platform Provider to undertake certain of its duties hereunder. The Platform Administrator may, as replacement for any existing Platform Provider, appoint (i) Truist or an Affiliate thereof as “Platform Provider” upon prior written notice to the Sellers and the Buyers or (ii) any other Person as “Platform Provider” with the prior written consent of the Sellers and the Buyers; provided, that, for the avoidance of doubt, no more than one Person shall be designated as “Platform Provider” under this Agreement at any given time. The parties hereto understand and agree that the rights and obligations of the Platform Administrator hereunder and under the other Transaction Documents shall not be affected by any such appointment and the Platform Administrator shall remain solely responsible for the performance of its obligations hereunder and thereunder.
If the Platform Administrator determines in its reasonable discretion that any information provided by the Platform Provider in connection with the transactions hereunder is inaccurate or is inconsistent with the terms of this Agreement, the parties hereto shall cooperate in good faith in order to correct such inaccuracies or inconsistencies.
2.    No Administrative Agent or Buyer Liability. Notwithstanding anything herein to the contrary, each Seller hereby acknowledges and agrees that the Administrative Agent and the Buyers shall not be in any way responsible for the performance of any Contract and such Persons shall not have any obligation to intervene in any Dispute arising out of the performance of any Contract giving rise to any Purchased Receivable. All obligations of a Seller as seller of the goods and provider of any related services, including, without limitation, all obligations of such Seller as seller under the applicable Contract, all representations and warranty obligations, all servicing obligations, all maintenance obligations, and all delivery, transport and insurance obligations, shall be retained by such Seller.
3.    Representations and Warranties. Each Seller, Servicer and the Guarantor represents and warrants to the Administrative Agent and each Buyer on the date hereof and on each Purchase Date that the representations and warranties set forth on Exhibit C hereto are true and correct as of the date hereof and as of each such Purchase Date or, in the case of any representation or warranty which speaks as to a particular date or period, as of that particular date or period. Each Seller represents and warrants to the Administrative Agent and each Buyer on each Purchase Date that each Proposed Receivable included in the applicable Purchase Request is an Eligible Receivable as of such Purchase Date.
4.    Covenants. Each Seller, Servicer, and the Guarantor agrees to perform each of the covenants set forth on Exhibit D hereto applicable to it.
5.    Servicing Activities.
(a)    Appointment of Servicer. Each Buyer appoints each Seller as its servicer and agent (each, in such capacity, a “Servicer” and collectively, the “Servicers”) for the administration and servicing of the Purchased Receivables sold by such Person to such Buyer hereunder, and each Seller hereby accepts such appointment and agrees to assume the duties and the administration and servicing obligations as a Servicer, and perform all necessary and appropriate commercial servicing and collection activities in arranging the timely payment of amounts due and owing by any Account Debtor (including

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the identification of the proceeds of the Purchased Receivables and related recordkeeping which shall be made available to the Administrative Agent and/or any Buyer upon its reasonable request) all in accordance with Applicable Laws, with reasonable care and diligence, including, without limitation, diligently and faithfully performing all servicing and collection actions (including, if necessary, acting as party of record in foreign jurisdictions); provided, however, that such appointment as Servicer shall not release a Seller from any of its duties, responsibilities, liabilities and obligations resulting from or arising hereunder. In connection with its servicing obligations, each Servicer will perform its duties under the Contract related to the Purchased Receivables with the same care and applying the same policies as it applies to its own Receivables generally and would exercise and apply if it owned the Purchased Receivables and shall act to maximize Collections thereon.
(b)    Transfer of Collections to and by Administrative Agent. Subject to Sections 5(c), 5(d), 5(e) and 6(a) below, each Seller and Servicer covenant and agree to deposit in the Administrative Agent’s Account all Collections and other amounts received by any Seller or Servicer (or any of their respective Affiliates) with respect to Purchased Receivables without adjustment, setoff or deduction of any kind or nature no later than the first Settlement Date occurring after such Collections are received and identified as such in accordance with Section 5(e). Until remitted to the Administrative Agent’s Account, such Seller or Servicer will hold such funds in trust as the Buyers’ exclusive property and safeguard such funds for the benefit of the Buyers.
The Administrative Agent shall promptly distribute to each Buyer at such address as such Buyer shall indicate in writing, such Buyer’s applicable Pro Rata Share of all payments due hereunder to such Buyer, together with all other amounts due thereto, including all fees payable with respect thereto, to the extent received by the Administrative Agent. If received and reconciled by the Administrative Agent prior to 3:00 p.m. New York City time (or such later time as agreed to in writing by the Administrative Agent in its sole and absolute discretion) on any Business Day, such amounts shall be transferred to the Buyers on such Business Day. If received and/or reconciled by the Administrative Agent after such time, such amounts shall be transferred to the Buyers on the next Business Day. The Administrative Agent may, at its discretion from time to time, setoff and deduct from such payments the full amount (or any partial amount available thereunder) of the applicable obligations due to the Administrative Agent from the Buyers.
(c)    Ratable Sharing. If any Buyer shall, by exercising any right of setoff or counterclaim or otherwise for any reason, obtain payment in respect of any Purchased Receivable or other obligations hereunder resulting in such Buyer receiving payment of a proportion of the aggregate amount payable under any Purchased Receivable to such Buyer greater than its Pro Rata Share would warrant as provided herein, then such Buyer receiving such greater proportion shall (i) notify the Administrative Agent of such fact, and (ii) purchase (for cash) participations in the other Buyers’ interests in the Purchased Receivables (not in excess of the applicable Purchase Price thereof), or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Buyers ratably in accordance with the aggregate amount owing to them; provided, that: (x) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the Purchase Price restored to the extent of such recovery, without interest; and (y) the provisions of this Section 5(c) shall not be construed to apply to (A) any payment made by a Seller or Servicer pursuant to and in accordance with the express terms hereof, (B) any payment obtained by a Buyer as consideration for the assignment of or sale of a participation in any of its Purchased Receivables to any assignee or participant, or (C) any closing fees payable to the Administrative Agent and documented separately from this Agreement in any Agent Fee Letter or otherwise.

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(d)    Misdirected Payments. If, following receipt by the Administrative Agent or a Buyer of any payment (whether from any Seller, Servicer or Account Debtor) initially deemed a Collection in respect of a Purchased Receivable, such payment is later identified as not constituting a Collection in respect of a Purchased Receivable, the Administrative Agent or such Buyer, as applicable, will return such payment to the applicable Seller upon receipt of evidence reasonably satisfactory to the Administrative Agent or the applicable Buyer that such amount does not constitute a Collection on a Purchased Receivable.
(e)    Identifying Collections. Pursuant to its servicing obligations under Section 5(a) hereof, each Servicer shall be responsible for identifying, matching and reconciling any payments received from Account Debtors with the Receivable associated with such payment.  If any payment is received from an Account Debtor, and such payment is not identified by such Account Debtor in its remittance instructions as relating to a particular Receivable and such payment cannot otherwise be reasonably identified by the applicable Servicer as relating to a particular Receivable within five (5) Business Days of receipt thereof, then such payment shall be applied against unpaid Purchased Receivables of  such Account Debtor and the unpaid Receivables not constituting Purchased Receivables of such Account Debtor in chronological order, oldest first.  For the avoidance of doubt, it is understood and agreed that (i) the foregoing sentence is intended to deal with the rare situation where a payment cannot be identified to a particular Receivable and (ii) nothing in the foregoing sentence shall be understood to permit such Servicer to apply to non-Purchased Receivables any Collections which are identifiable as Collections in respect of Purchased Receivables.
(f)    No Changes to Receivables. Except as otherwise expressly provided for in Section 6(a) hereof, no Seller or Servicer shall compromise or settle any Purchased Receivable or extend the Maturity Date with respect thereto without the consent of the Administrative Agent and each Buyer who has acquired any interest in any such Purchased Receivables in accordance with this Agreement.
(g)    Reconciliation Report. Concurrently with (a) each transfer of funds by any Seller to the Administrative Agent’s Account on a Settlement Date (or, in the case of any such transfer of funds to the Administrative Agent’s Account taking place between Settlement Dates, on the next Settlement Date immediately succeeding such transfer) and (b) each request by any Seller for a return of payments received by the Administrative Agent or a Buyer which do not represent Collections on Purchased Receivables in accordance with Section 5(d), the Servicers shall provide to the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent, a full reconciliation of all Collections with respect to each Purchased Receivable of an Account Debtor for which Collections were received (each, a “Reconciliation Report”). The Servicers shall be responsible for submitting the Reconciliation Report to the Administrative Agent via the Technology Platform (which Reconciliation Report shall be forwarded by the Platform Provider to the Administrative Agent (for distribution to the Buyers)); provided, however, and notwithstanding anything herein to the contrary, if (i) the Technology Platform is not operational or is otherwise offline or (ii) the Administrative Agent has, in its discretion, instructed a Servicer that the Technology Platform is no longer available for use, then such Servicer may deliver a written Reconciliation Report to the Administrative Agent (for distribution to the Buyers), and this Agreement shall be construed and interpreted accordingly, mutatis mutandis.
(h)    Non-Payment Report. In the event a Purchased Receivable has not been paid in full by the date that is seven (7) days after the Maturity Date therefor (an “Overdue Receivable”), the applicable Seller shall use commercially reasonable efforts to determine the cause of such payment delay or non-payment, including whether it is due to a Dispute, and such Seller shall deliver to the Administrative Agent (for distribution to the Buyers) by no later than fourteen (14) days after such Maturity Date, a certification and report (a “Non-Payment Report”) identifying the Overdue Receivable

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and the Account Debtor thereof and describing in reasonable detail the cause of such non-payment, including whether a Dispute exists with respect to such Overdue Receivable, or certifying that such cause is unknown. In the event a Purchased Receivable has not been paid in full by the date that is thirty (30) days after the Maturity Date therefor and no Non-Payment Report with respect thereto has been delivered or the Non-Payment Report delivered with respect thereto does not report a Dispute or states that the cause of such payment delay or non-payment is unknown (a “Non-Payment Event”), the Administrative Agent may in its sole discretion (or shall, at the direction of the Required Buyers) (a) contact such Account Debtor by phone or in person to discuss the status of such Overdue Receivable and to inquire whether such payment delay or non-payment is due to a Dispute and when payment can be expected and/or (b) take any other lawful action to collect such Purchased Receivable directly from such Account Debtor. If the Account Debtor advises the Administrative Agent of the existence of a Dispute, the Administrative Agent shall advise the applicable Seller of such Overdue Receivable that the Account Debtor has asserted a Dispute.
(i)    Servicer Indemnification. Each Servicer hereby agrees to indemnify and hold harmless the Administrative Agent, the Buyers, the Platform Administrator and any Platform Provider and their respective officers, directors, agents, representatives, shareholders, counsel, employees and each of their respective Affiliates, successors and assigns (each, an “Indemnified Person”) from and against any and all damages, claims, losses, costs, expenses and liabilities (including, without limitation, reasonable and documented attorneys’ fees and expenses) (all of the foregoing being collectively referred to as “Indemnified Amounts”) arising out of or resulting from or related to (i) any failure by any Servicer to perform its duties or obligations as Servicer hereunder in accordance with this Agreement or to comply in all material respects with any Applicable Law in connection with the Transaction Documents or any Purchased Receivables, (ii) any breach of any Servicer’s (in its capacity as Servicer) representations, warranties or covenants under any Transaction Document or (iii) any claim brought by any Person other than an Indemnified Person arising from any Servicer’s servicing or collection activities with respect to the Purchased Receivables; provided, however, that in all events there shall be excluded from the foregoing indemnification any damages, claims, losses, costs, expenses or liabilities to the extent resulting solely from (x) the gross negligence or willful misconduct of the applicable Indemnified Person and/or any of its Related Indemnified Persons as determined in a final non-appealable judgment by a court of competent jurisdiction, (y) the failure of an Account Debtor to pay any sum due under its Purchased Receivables by reason of the financial or credit condition of such Account Debtor (including, without limitation, the occurrence of an Insolvency Event with respect to the applicable Account Debtor), or (z) any action taken by the Administrative Agent or any Buyer without the consent of the Servicer, at any time prior to the Servicer’s removal as Servicer with respect to such Purchased Receivable in accordance with clause (j) of this Section 5 to compromise or settle its claim against the applicable Account Debtor in respect of any such Purchased Receivable. Any amount due and payable pursuant to this clause shall be paid to the Administrative Agent’s Account in immediately available funds by no later than the first Settlement Date following demand therefor by the Administrative Agent.
(j)    Replacement of Servicers. Following the occurrence of a Servicer Termination Event, the Administrative Agent may, or upon the direction of the Required Buyers, shall, replace any or all Servicers with itself or any agent for the Administrative Agent with respect to any and all Purchased Receivables. Sellers shall be responsible for all reasonable costs and expenses incurred in connection with such replacement and shall promptly reimburse the Administrative Agent with respect to same. Any amount due and payable pursuant to this clause shall be paid to the Administrative Agent’s Account in immediately available funds by no later than the first Settlement Date following demand therefor by the Administrative Agent.

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(k)    The Administrative Agent as Attorney-in-Fact. Sellers hereby appoint the Administrative Agent as the true and lawful attorney-in-fact of Sellers, with full power of substitution, coupled with an interest, and hereby authorizes and empowers the Administrative Agent in the name and on behalf of Sellers at any time following removal of any Seller as Servicer pursuant to clause (j) of this Section 5, to take such actions, and execute and deliver such documents, as the Administrative Agent deems necessary or advisable in connection with any applicable Purchased Receivable (i) to perfect the purchase and sale of such Purchased Receivable, including, without limitation, to send a notice of such purchase and sale to the Account Debtor of the transfers contemplated hereby and the sale of such Purchased Receivable or (ii) to make collection of and otherwise realize the benefits of such Purchased Receivable. At any time that any Seller is no longer serving as Servicer hereunder, the Administrative Agent shall have the right to bring suit, in the Administrative Agent’s or any Seller’s name, and generally have all other rights of an owner and holder respecting each applicable Purchased Receivable, including without limitation the right to accelerate or extend the time of payment, settle, compromise, release in whole or in part any amounts owing on such Purchased Receivables and issue credits in its own name. At any time following removal of any Seller as Servicer, the Administrative Agent may endorse or sign the Administrative Agent’s or any Seller’s name on any checks or other instruments with respect to any applicable Purchased Receivables. The Administrative Agent shall not be liable for any actions taken by it in accordance with this Section unless such actions constitute the gross negligence or willful misconduct of the Administrative Agent as determined by a court of competent jurisdiction in a final and non-appealable judgment. This power of attorney, being coupled with an interest, is irrevocable and shall not expire until the Final Collection Date.
(l)    Netting of Payments. The parties hereto agree that on each Settlement Date, for administrative convenience, the parties may net the required payments hereunder with respect to (a) the obligation of the Buyers in respect the payment of the applicable Purchase Prices for any Proposed Receivables that are purchased on such Settlement Date, if any, and (b) any and all obligations of the Sellers and the Servicers to the Administrative Agent and the Buyers (including with respect to the transfer of any applicable Collections and the repurchase of Purchased Receivables in accordance with Section 6(b)). On each such Settlement Date in which such election is made by the parties, to the extent that the obligations of the Sellers and the Servicers to the Administrative Agent and the Buyers described in the foregoing sentence exceed the obligations of the Buyers to the Sellers described in the foregoing sentence, the Sellers or the Servicers shall transfer the net amount to the Administrative Agent in accordance with Section 5(b); to the extent that the obligations of the Buyers to the Sellers described in the foregoing sentence exceed the obligations of the Sellers and the Servicers to the Administrative Agent and the Buyers in the foregoing sentence, the Administrative Agent shall transfer the net amount to the Sellers in accordance with Section 5(g). Such amounts shall be determined by the Administrative Agent and all such determinations shall be conclusive absent manifest error.
(m)    Technology Platform. The Sellers and Servicers hereby agree to promptly provide directly to the Administrative Agent copies of all items provided by the Sellers and Servicers to the Platform Provider hereunder (unless the Platform Provider is Truist or an Affiliate thereof at such time), including, without limitation, the items described in clause (i) of the first paragraph Section 1(l), regardless of whether such items have already been transmitted to the Administrative Agent by the Platform Provider.
6.    Deemed Collections; Events of Repurchase; Indemnities and Setoff.
(a)    Deemed Collections. If, on any day following the Purchase Date for any Purchased Receivable, the outstanding balance of such Purchased Receivable is reduced (including to zero) or cancelled as a result of any Dilution, the applicable Seller shall be deemed to have received on

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such day a Collection in respect of such Purchased Receivable in the amount of such Dilution. Any amount deemed to have been received under this Section 6(a) shall constitute a “Deemed Collection”. In the event of any such Deemed Collection, the applicable Seller shall deposit an amount equal to such Deemed Collection into the Administrative Agent’s Account by no later than the first Settlement Date to occur after such Seller or Servicer obtains knowledge or notice thereof.
(b)    Events of Repurchase. If any of the following events (each, an “Event of Repurchase”) occurs with respect to a Purchased Receivable:
(i)    such Purchased Receivable was not an Eligible Receivable at the time of purchase;
(ii)    any other representation or warranty pertaining to such Purchased Receivable deemed to have been made by a Seller pursuant to Section 1(e) in connection with Seller’s delivery or submission of the Purchase Request in which such Purchased Receivable was included shall be inaccurate, incorrect or untrue in any material respect on the date as of which it was made or deemed to be made; or
(iii)    an Adverse Claim or a Dispute has arisen with respect to any Purchased Receivable;
then, the applicable Seller shall deliver notice thereof to the Administrative Agent within five (5) days of becoming aware of the Event of Repurchase and, at the time, in the manner and otherwise as hereinafter set forth, repurchase such Purchased Receivable at the Administrative Agent’s option and demand. The repurchase price for a Purchased Receivable shall (provided that the Outstanding Purchase Amount is greater than zero) be the amount equal to the Outstanding Purchase Amount relating to such Purchased Receivable (or, if applicable, a proportionate part thereof) at such time and shall be paid to the Administrative Agent’s Account in immediately available funds on the first Settlement Date following demand therefor by the Administrative Agent; provided, that for purposes of recalculating such repurchase price, any reductions to the Outstanding Purchase Amount pursuant to Section 5(h)(iii) shall be disregarded.  Upon the payment in full of the repurchase price with respect to a Purchased Receivable (or portion), such Purchased Receivable (or portion) shall hereby be, and be deemed to be, repurchased by such Seller from the Buyers without recourse to or warranty by the Buyers, whereupon such Purchased Receivable shall no longer be deemed a Purchased Receivable (or portion) and the Buyers shall have no further right, title or interest in or to such Purchased Receivable (or portion).
(c)    Seller Indemnification. Each Seller hereby agrees, jointly and severally with each other Seller, to indemnify each Indemnified Person and hold each Indemnified Person harmless from and against any and all Indemnified Amounts arising out of or resulting from or related to this Agreement or any other Transaction Document or the ownership, maintenance or funding, directly or indirectly, of the Purchased Receivable (or any of them) sold by such Seller or otherwise arising out of or resulting from the actions or inactions of such Seller or any of its Affiliates, as a result of: (i) any representation or warranty made or deemed made by such Seller (or any of its officers) under or in connection with this Agreement or any other Transaction Document which shall have been incorrect when made; (ii) the failure by such Seller to perform any of its covenants or obligations under any Transaction Document; (iii) the failure by such Seller or any Purchased Receivable or Contract generated, signed or accepted by such Seller to comply in all material respects with any Applicable Law; (iv) the use of the Purchase Price proceeds by such Seller; (v) the failure to vest in the Buyers ownership of each Purchased Receivable and all Collections in respect thereof sold by such Seller, free and clear of any Adverse Claim (and any attempt by any Person to void, rescind or set-aside any such transfer); (vi) any Dispute, Dilution or any other claim resulting from the services performed or merchandise furnished in connection with any

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Purchased Receivable sold by such Seller or the furnishing or failure to furnish such services or merchandise or relating to such Seller’s collection activities with respect to any Purchased Receivable, (vii) any products liability claim or personal injury or property damage suit or other similar or related claim or action of whatever sort arising out of or in connection with the services performed or merchandise furnished in connection with any Purchased Receivable sold by such Seller; (viii) the failure to vest in the Administrative Agent a first priority perfected security interest (within the meaning of the UCC) in, each Purchased Receivable and all Collections in respect thereof sold by such Seller, free and clear of any Adverse Claim (and any attempt by any Person to void, rescind or set-aside any such transfer); (ix) the commingling by such Seller of Collections at any time with other funds of such Seller or any other Person or (x) the existence of any liens or security interests described in clauses (iii) or (iv) of the proviso to the definition of Adverse Claim or the exercise of rights by any Person with respect thereto; provided, however, that in all events there shall be excluded from the foregoing indemnification any Indemnified Amounts to the extent resulting solely from (x) the gross negligence or willful misconduct of the applicable Indemnified Person and/or any of its Related Indemnified Persons as determined in a final non-appealable judgment by a court of competent jurisdiction, (y) the failure of an Account Debtor to pay any sum due under its Purchased Receivables by reason of the financial or credit condition of such Account Debtor (including, without limitation, the occurrence of an Insolvency Event with respect to the applicable Account Debtor), or (z) any action taken by the Administrative Agent or any Buyer without the consent of the Servicer, at any time prior to the Servicer’s removal as Servicer with respect to such Purchased Receivable in accordance with clause (j) of Section 5 to compromise or settle its claim against the applicable Account Debtor in respect of any such Purchased Receivable. Any amount due and payable pursuant to this section shall be paid to the Administrative Agent’s Account in immediately available funds by no later than the fifth (5th) Business Day following demand therefor by the Administrative Agent or the applicable Buyer.
(d)    Tax Indemnification. All payments on the Purchased Receivables from the Account Debtors will be made free and clear of any present or future taxes, withholdings or other deductions whatsoever which arise by reason of the sale of the Purchased Receivables to the Buyers (“Sale Transaction Taxes”) or relating to the underlying transactions between the applicable Seller and the related Account Debtors that gave rise to such Purchased Receivables (“Prior Transaction Taxes”).  Each Seller, jointly and severally with each other Seller, will indemnify the Administrative Agent and each Buyer and hold the Administrative Agent and each Buyer harmless for any Sale Transaction Taxes and Prior Transaction Taxes and all stamp and other similar taxes payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement or the other Transaction Documents.  Further, each Seller shall pay and indemnify and hold the Administrative Agent and each Buyer harmless from and against, any Sale Transaction Taxes or Prior Transaction Taxes that may at any time be asserted with respect to any Purchased Receivable sold by such Seller (including any sales, occupational, excise, gross receipts, personal property, privilege or license taxes, or withholdings, but not including taxes imposed upon the Administrative Agent or any Buyer with respect to its overall net income including gross receipts, franchise, doing business or similar taxes) and costs, expenses, interest, additions, penalties and reasonable attorneys’ fees and expenses in defending against the same, whether arising by reason of the acts to be performed by such Seller hereunder or otherwise. Any amount due and payable pursuant to this section shall be paid to the Administrative Agent’s Account in immediately available funds by no later than the fifth (5th) Business Day following demand therefor by the Administrative Agent or the applicable Buyer.
(e)    Increased Costs. If a Buyer shall determine in its reasonable discretion that any Regulatory Change regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Buyer’s capital or assets or increasing its amount of required liquidity as a

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consequence of (i) this Agreement or any other Transaction Document, (ii) any of such Buyer’s obligations under this Agreement or any other Transaction Document or (iii) such Buyer’s purchase or the ownership, maintenance or funding of any Purchased Receivables hereunder, to a level below that which such Buyer would have achieved but for such Regulatory Change (taking into consideration such Buyer’s policies with respect to capital adequacy), then, from time to time, and thereafter, the Administrative Agent may deliver to the Sellers, on behalf of such Buyer, a certificate describing such increased costs and indicating the necessary increase in each applicable Account Debtor Discount Rate to compensate for such increased costs. Such increased Account Debtor Discount Rates shall automatically become effective with respect to any sales of Proposed Receivables occurring on Purchase Dates commencing ten (10) Business Days after delivery to the Sellers of such increased cost certificate (it being understood, for the avoidance of doubt, that during such period no Buyer shall be under any obligation whatsoever to make any purchase of any Purchased Receivable). A certificate as to such increased costs submitted the applicable Sellers by or on behalf of the applicable Buyer shall be conclusive and binding for all purposes as to the calculations therein, absent manifest error.
(f)    Setoff. Each Seller, Servicer and the Guarantor hereby irrevocably instruct and authorize the Administrative Agent and each Buyer, at any time that a Servicer Termination Event has occurred and is continuing, to setoff, appropriate and apply (without presentment, demand, protest or other notice which are hereby expressly waived) any deposits and any other indebtedness held or owing by the Administrative Agent or such Buyer, as applicable, or any branch, agency or Affiliate thereof, including the payment of the Purchase Price for any Proposed Receivables, to, or for the account of, any Seller, any Servicer or the Guarantor against amounts owing by each Seller, Servicer or the Guarantor hereunder or under any other Transaction Document.
(g)    UCC. The rights granted to Administrative Agent hereunder are in addition to all other rights and remedies afforded to the Administrative Agent as a secured party under the UCC.
7.    Guaranty.
(a)    Unconditional Guaranty. For value received, the Guarantor hereby unconditionally and irrevocably guarantees on demand (after notice thereof by the Administrative Agent in accordance with the terms of this Agreement), as primary obligor and not merely as surety, the complete and timely payment and performance of any obligations of each Seller from time to time party to this Agreement and each Servicer arising under or pursuant to this Agreement and the other Transaction Documents, including, without limitation, the obligations of each Seller and each Servicer to make any payment to the Administrative Agent or any Buyer as set forth in Section 5, Section 6, Section 11 and Section 12 of this Agreement (the “Guaranteed Obligations”); provided, that, for the avoidance of doubt, (i) the Guarantor shall have no obligations hereunder with respect to any non-payment of any Purchased Receivable resulting solely from the failure of an Account Debtor to pay any sum due under such Purchased Receivable because of the financial or credit condition of such Account Debtor (including, without limitation, the occurrence of an Insolvency Event with respect to such Account Debtor) and (ii) the Guaranteed Obligations shall not include obligations of any replacement Servicer (that is not a Seller or another Affiliate of Sanmina) appointed by the Administrative Agent pursuant to Section 5(j).
(b)    Guaranty of Payment; Waiver of Defenses. This Section 7 represents an irrevocable, absolute, unconditional, present and continuing guaranty of payment and performance, and is in no way conditional or contingent upon any requirement to bring action against any Seller or any Servicer, or to perfect or enforce any security or upon any other action, occurrence or circumstance whatsoever. The liability of the Guarantor hereunder is independent of and not in consideration of or contingent upon the liability of any other Person under this or any similar instrument and the release of, or

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cancellation by, any party to this or a similar instrument shall not act to release or otherwise affect the liability of the Guarantor hereunder. It shall not be necessary for the Administrative Agent or any Buyer (and the Guarantor hereby waives to the extent permitted by Applicable Law any rights that the Guarantor may have to require Buyer), in order to enforce the obligations of the Guarantor hereunder, first to (i) institute suit or exhaust its remedies against any Seller, any Servicer or any other Person, (ii) enforce the Administrative Agent’s rights against any collateral that shall ever have been given to secure performance under this Agreement or any other Transaction Document, (iii) exhaust any remedies available to the Administrative Agent against any collateral which shall ever have been given to secure performance under this Agreement or any other Transaction Document or (iv) resort to any other means of obtaining payment of the obligations of any Seller, any Servicer or any other Person. The liability of the Guarantor hereunder shall be absolute and unconditional irrespective of (and the Guarantor hereby waives any and all defenses arising out of): (i) any lack of validity or enforceability of any obligation of any Seller or Servicer under this Agreement or any other Transaction Document as against any such Person, (ii) any amendment, modification or waiver of this Agreement or any other Transaction Document, (iii) any challenge to, or lack of validity of, any Seller’s ownership interest (immediately prior to each purchase thereof by the Buyers) in the Purchased Receivables, (iv) any other defense it may have as a guarantor or a surety generally or otherwise based upon suretyship or impairment of collateral and (v) any other circumstance that might otherwise constitute a defense, either in equity or at law, available to, or a legal or equitable discharge of the Guarantor (other than the defense of performance and/or payment in full of the Guaranteed Obligations).
(c)    Corporate Existence. The Guarantor will comply in all material respects with all Applicable Laws and preserve and maintain its corporate existence, rights, franchises, qualifications and privileges.
(d)    Expenses. In addition to any Guaranteed Obligations it may be required to pay pursuant to this Section 7, the Guarantor hereby agrees to reimburse the Administrative Agent and (as appropriate) each Buyer on demand for:
(i)    all reasonable and documented costs and expenses (including reasonable attorneys’ fees and expenses) the Administrative Agent or any Buyer incurs in connection with the enforcement of this Section 7, or for any breach of this Agreement or any of the other Transaction Documents by the Guarantor (including all such expenses incurred during any work-out or negotiation in respect of the obligations of the Guarantor hereunder); and
(ii)    all stamp and other similar taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement or the other Transaction Documents.
(e)    Further Assurances. The Guarantor will, at its expense, promptly execute and deliver all further instruments and documents that the Administrative Agent may reasonably request to effectuate the terms of this Section 7 and the performance of the Guarantor’s obligations hereunder.
(f)    Payments. Any payments made by the Guarantor hereunder will be made without setoff, deduction or counterclaim for the amount of any taxes, levies or imposts by any taxing authority thereof or therein (but not including taxes imposed upon the Administrative Agent or any Buyer with respect to its overall net income including gross receipts, franchise, doing business or similar taxes).
8.    Administrative Agent.
(a)    Appointment and Authorization.
(i)    Each Buyer hereby irrevocably designates and appoints Truist, as the “Administrative Agent” hereunder and authorizes the Administrative Agent to take such actions and to

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exercise such powers as are delegated to the Administrative Agent hereby and to exercise such other powers as are reasonably incidental thereto. The Administrative Agent shall not have any duties other than those expressly set forth herein or any fiduciary relationship with any Buyer, and no implied obligations or liabilities shall be read into this Agreement, or otherwise exist, against the Administrative Agent. The Administrative Agent does not assume, nor shall it be deemed to have assumed, any obligation to, or relationship of trust or agency with, any Buyer, any Seller, any Servicer or the Guarantor. Notwithstanding any provision hereof or any other Transaction Document, in no event shall the Administrative Agent ever be required to take any action that exposes the Administrative Agent to personal liability or that is contrary to the provision of any Transaction Document or Applicable Law.
(ii)    Except as otherwise specifically provided in this Agreement, the provisions of this Section 8 are solely for the benefit of the Administrative Agent and the Buyers, and none of any Seller, any Servicer or the Guarantor shall have any rights as a third-party beneficiary or otherwise under any of the provisions of this Section 8 (other than as provided in Section 8(h)), except that this Section 8 shall not affect any obligations that the Administrative Agent or any Buyer may have to any Seller, any Servicer or the Guarantor under the other provisions hereof.
(iii)    In performing its functions and duties hereunder, the Administrative Agent shall act solely as the agent of the Buyers and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for any Seller, any Servicer or the Guarantor or any of their successors and assigns.
(iv)    Each Buyer hereby appoints the Administrative Agent as its representative for purposes of Section 9-502(a)(2) of the UCC in order so that the Administrative Agent may act as secured party of record under any such UCC financing statements to perfect such Buyer’s ownership interest in the Purchased Receivables.
(v)    With respect to any information or notice that is provided to the Administrative Agent under this Agreement for distribution to the Buyers, the Administrative Agent shall use commercially reasonable efforts to promptly distribute such information or notice to the Buyers; provided, however, that the failure of the Administrative Agent to promptly distribute such information or notice to the Buyers shall neither constitute a breach of this Agreement nor give rise to any liability on the part of the Administrative Agent.
(b)    Delegation of Duties. The Administrative Agent may execute any of its duties through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible to any Buyer for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.
(c)    Exculpatory Provisions. None of the Administrative Agent or any of its directors, officers, agents or employees shall be liable for any action taken or omitted (a) with the consent or at the direction of the Required Buyers or (b) in the absence of such Person’s gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final and non-appealable judgment. The Administrative Agent shall not be responsible to any Buyer or other Person for (i) any recitals, representations, warranties or other statements made by any Seller, any Servicer or the Guarantor or any of their Affiliates, (ii) the value, validity, effectiveness, genuineness, enforceability or sufficiency of any Transaction Document, (iii) any failure of any Seller, any Servicer or the Guarantor or any of their Affiliates to perform any obligation or (iv) the satisfaction of any condition specified in Section 1(d) or (e). The Administrative Agent shall not have any obligation to any Buyer to ascertain or inquire about the observance or performance of any agreement contained in any Transaction Document or to inspect the properties, books or records of any Seller, any Servicer or the Guarantor or any of their Affiliates.

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(d)    Reliance by the Administrative Agent. The Administrative Agent shall in all cases be entitled to rely, and shall be fully protected in relying, upon any document, other writing or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person and upon advice and statements of legal counsel (including counsel to any Seller, any Servicer or the Guarantor), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall in all cases be fully justified in failing or refusing to take any action under any Transaction Document unless it shall first receive such advice or concurrence of the Required Buyers, and assurance of its indemnification, as it deems appropriate.
(e)    Actions by Administrative Agent. The Administrative Agent shall take such actions, or refrain from taking such actions, under each of the Transaction Documents with respect to the rights and remedies of Buyers, including with respect to any Purchased Receivable, in each case as may be directed by the Required Buyers; provided, until the Administrative Agent receives such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, as Administrative Agent deems advisable and in the best interests of the Buyers. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Required Buyers, and such request and any action taken or failure to act pursuant thereto shall be binding upon all Buyers and the Administrative Agent.
(f)    Non-Reliance on the Administrative Agent and Other Buyers. Each Buyer expressly acknowledges that none of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to such Buyer and that no act by the Administrative Agent hereafter taken, including any review of the affairs of any Seller, any Servicer or the Guarantor, shall be deemed to constitute any representation or warranty by the Administrative Agent. Each Buyer represents and warrants to the Administrative Agent that, independently and without reliance upon the Administrative Agent or any other Buyer and based on such documents and information as it has deemed appropriate, it has made and will continue to make its own appraisal of an investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of any Seller, any Servicer, the Guarantor and the Purchased Receivables and its own decision to enter into this Agreement and to take, or omit, action under any Transaction Document. Except for items specifically required to be delivered hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Buyer with any information concerning any Seller, any Servicer, the Guarantor or any of their Affiliates that comes into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.
(g)    Administrative Agent and Affiliates. Each of the Buyers and the Administrative Agent and their respective Affiliates may extend credit to, accept deposits from and generally engage in any kind of banking, trust, debt, entity or other business with any Seller, any Servicer, the Guarantor or any of their Affiliates and Truist may exercise or refrain from exercising its rights and powers as if it were not the Administrative Agent. With respect to the purchase of the Proposed Receivables pursuant to this Agreement, the Administrative Agent, in its capacity as a Buyer, shall have the same rights and powers under this Agreement as any other Buyer and may exercise the same as though it were not such an agent, and the terms “Buyer” and “Buyers” shall include the Administrative Agent in its capacity as a Buyer.
(h)    Successor Administrative Agent. The Administrative Agent may, upon at least forty-five (45) days’ notice to the Guarantor, each Seller, each Servicer and each Buyer, resign as Administrative Agent. If the Person serving as Administrative Agent is subject to an Insolvency Event, the Buyers (excluding the Buyer that is also the Administrative Agent at such time, if applicable) may, to the extent permitted by Applicable Law, by notice in writing to the Guarantor and such Person remove such Person as Administrative Agent. Any resignation or removal, as the case may be, shall not become

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effective until a successor agent is appointed by the Buyers (excluding the Buyer that is also the Administrative Agent at such time, if applicable), but with the consent of the Guarantor (provided, such consent shall not be unreasonably withheld, delayed or conditioned), and has accepted such appointment. Upon such acceptance of its appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall succeed to and become vested with all the rights and duties of the retiring or removed, as applicable, Administrative Agent, and the retiring or removed, as applicable, the Administrative Agent shall be discharged from its duties and obligations as Administrative Agent under the Transaction Documents. After any retiring or removed, as applicable, Administrative Agent’s resignation or removal, as applicable, hereunder, the provisions of Section 18 and this Section 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent.
(i)    Know Your Customer. Nothing in this Agreement shall require any Buyer (including any Buyer when acting as Administrative Agent) to carry out any “know your customer” or other checks in relation to any Person on behalf of any other Buyer. Each Buyer confirms and acknowledges that it is solely responsible for such checks and verifications it is required to carry out.
(j)    Enforcement.
(i)    Notwithstanding anything to the contrary contained herein or in any other Transaction Document and without limiting Section 8(e) (but subject to the rest of this Section 8(j)), the authority to enforce rights and remedies of the Buyers hereunder and under the other Transaction Documents against any Person shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8(a) for the benefit of all the Buyers.
(ii)    In the event that (1) any Buyer shall at any time be the sole owner of 100% of any Purchased Receivable and no other Buyer shall have a Pro Rata Share in such Purchased Receivable (each, a “Wholly-Owned Purchased Receivable”; and such Buyer an “Affected Buyer”), and (2) a Non-Payment Event occurs with respect to such Wholly-Owned Purchased Receivable, then:
(A)    Each Affected Buyer may elect by written notice to the Administrative Agent, each Seller, each Servicer and each other Buyer (each a “Direct Enforcement Election”), to exercise any rights and remedies otherwise available to the Administrative Agent under this Agreement in respect of such Wholly-Owned Purchased Receivable, including, without limitation, those in Section 5(h).
(B)    Upon the delivery of such Direct Enforcement Election, (1) neither the Administrative Agent nor any other Buyer shall have the right to exercise such rights and remedies with respect to the Wholly-Owned Purchased Receivables of such Affected Buyer designated in such Direct Enforcement Election and (2) neither the Administrative Agent nor any other Buyer shall have any liability to such Affected Buyer, any Seller, any Servicer, the Guarantor or any other Person for the actions of such Affected Buyer or its respective representatives or agents in respect thereof.
(C)    Upon the request of an Affected Buyer, Administrative Agent will, if permitted to do so under Applicable Law, assign to such Affected Buyer, its security interest in the applicable Wholly-Owned Purchased Receivables subject to any Direct Enforcement Election and shall deliver to such Affected Buyer, such UCC filing

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statements as such Affected Buyer shall reasonably request in form and substance acceptable to Administrative Agent and such Affected Buyer to assign to such Affected Buyer the Administrative Agent’s UCC-1 filing position as secured party of record, but solely with respect to such Wholly-Owned Purchased Receivables. In addition, as to any Wholly-Owned Purchased Receivables originated pursuant to a Contract governed by the laws of Hungary and owed by an Account Debtor located in Hungary with respect to which Wholly-Owned Purchased Receivables the Affected Buyer has made a Direct Enforcement Election, upon the written request of such Affected Buyer, Administrative Agent and Seller will deliver to such Affected Buyer an executed performance instruction substantially in the form attached hereto as Exhibit I (each, a “Hungary Performance Instruction”), signed by the Seller and covering such Wholly-Owned Purchased Receivables. Seller and Administrative Agent shall cooperate with such Affected Buyer in good faith to facilitate the exercise of such Affected Buyer’s rights in such Wholly-Owned Purchased Receivables as to which a Direct Enforcement Election has been made including, without limitation, by maintaining with Administrative Agent a level supply of at least ten Hungary Performance Instructions, executed in blank by Seller, to which Administrative Agent may attach schedules setting out specific invoice and other information as to such Wholly-Owned Purchased Receivables, in order to facilitate delivery of such completed document to an Affected Buyer upon its request pursuant to this Subsection 8(j)(ii)(C).
(D)    Each Affected Buyer, the other Buyers and the Administrative Agent shall cooperate with each other in good faith to coordinate the exercise of their rights and remedies under this Agreement and the other Transaction Documents with respect to such Wholly-Owned Purchased Receivables and the Purchased Receivables generally.
(k)    Prompt Delivery of Information. Unless specifically required otherwise under the terms of this Agreement, to the extent the Administrative Agent receives information from the Sellers or the Servicers, which by the terms of this Agreement is “for delivery to the Buyers” or other similar terms, the Administrative Agent shall endeavor to promptly deliver such information to the Buyers; provided that the failure to do so in a timely manner shall not give rise to any liability on the part of the Administrative Agent.
(l)    Erroneous Payments.
(i)    If the Administrative Agent (x) notifies a Buyer or Indemnified Person, or any Person who has received funds on behalf of a Buyer or Indemnified Person (any such Buyer, Indemnified Person or other recipient (and each of their respective successors and assigns), a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (ii)) that any funds (as set forth in such notice from the Administrative Agent) received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Buyer, Indemnified Person or other Payment Recipient on its behalf) (any such funds, whether transmitted or received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and (y) demands in writing the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent pending its return or repayment as contemplated below in this Section 8(l)

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and held in trust for the benefit of the Administrative Agent, and such Buyer or Indemnified Person shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter (or such later date as the Administrative Agent may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (i) shall be conclusive, absent manifest error.
(ii)    Without limiting immediately preceding clause (i), each Buyer, Indemnified Person or any Person who has received funds on behalf of a Buyer or Indemnified Person (and each of their respective successors and assigns), agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in this Agreement or in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Buyer or Indemnified Person, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), then in each such case:
(A)    it acknowledges and agrees that (A) in the case of immediately preceding clauses (x) or (y), an error and mistake shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error and mistake has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and
(B)    such Buyer or Indemnified Person shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of the occurrence of any of the circumstances described in immediately preceding clauses (x), (y) and (z)) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 8(l)(ii).
For the avoidance of doubt, the failure to deliver a notice to the Administrative Agent pursuant to this Section 8(l)(ii) shall not have any effect on a Payment Recipient’s obligations pursuant to Section 8(l)(ii) or on whether or not an Erroneous Payment has been made.
(iii)    Each Buyer or Indemnified Person hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Buyer or Indemnified Person under any Transaction Document, or otherwise payable or distributable by the Administrative Agent to such Buyer or Indemnified Person under any Transaction Document

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with respect to any payment of principal, interest, fees or other amounts, against any amount that the Administrative Agent has demanded to be returned under immediately preceding clause (i).
(iv)    (A) In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor in accordance with immediately preceding clause (a), from any Buyer that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Buyer at any time, then effective immediately (with the consideration therefor being acknowledged by the parties hereto), (A) such Buyer shall be deemed to have assigned its Purchased Receivables with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Purchased Receivables of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) (on a cashless basis and such amount calculated at the Purchase Price of such Purchased Receivables), and is hereby (together with the Sellers) deemed to execute and deliver an assignment agreement with respect to such Erroneous Payment Deficiency Assignment, (B) the Administrative Agent as the assignee Buyer shall be deemed to have acquired the Erroneous Payment Deficiency Assignment, (C) upon such deemed acquisition, the Administrative Agent as the assignee Buyer shall become a Buyer, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Buyer shall cease to be a Buyer, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement, (D) the Administrative Agent and the Sellers shall each be deemed to have waived any consents required under this Agreement to any such Erroneous Payment Deficiency Assignment, and (E) the Administrative Agent will reflect in its records its ownership interest in the Purchased Receivables subject to the Erroneous Payment Deficiency Assignment.
(B) Subject to Section 18(b) (but excluding, in all events, any assignment consent or approval requirements (whether from the Sellers or otherwise)), the Administrative Agent may, in its discretion, sell any Purchased Receivables acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Buyer shall be reduced by the net proceeds of the sale of such Purchased Receivable (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Buyer (and/or against any recipient that receives funds on its respective behalf). In addition, an Erroneous Payment Return Deficiency owing by the applicable Buyer (x) shall be reduced by the proceeds of prepayments or repayments of principal and interest, or other distribution in respect of principal and interest, received by the Administrative Agent on or with respect to any such Purchased Receivables acquired from such Buyer pursuant to an Erroneous Payment Deficiency Assignment (to the extent that any such Purchased Receivables are then owned by the Administrative Agent) and (y) may, in the sole discretion of the Administrative Agent, be reduced by any amount specified by the Administrative Agent in writing to the applicable Buyer from time to time.
(v)    The parties hereto agree that (x) irrespective of whether the Administrative Agent may be equitably subrogated, in the event that an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights and interests of such Payment Recipient (and, in the case of any Payment Recipient

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who has received funds on behalf of a Buyer or Indemnified Person, to the rights and interests of such Buyer or Indemnified Person, as the case may be) under the Transaction Documents with respect to such amount (the “Erroneous Payment Subrogation Rights”) (provided that the Sellers’ obligations under the Transaction Documents in respect of the Erroneous Payment Subrogation Rights shall not be duplicative of such obligations in respect of Purchased Receivables that have been assigned to the Administrative Agent under an Erroneous Payment Deficiency Assignment) and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any obligations owed by the Sellers; provided that this Section 8(l) shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the obligations of the Sellers relative to the amount (and/or timing for payment) of the obligations that would have been payable had such Erroneous Payment not been made by the Administrative Agent; provided, further, that for the avoidance of doubt, immediately preceding clauses (x) and (y) shall not apply to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Sellers for the purpose of making such Erroneous Payment.
(vi)    To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including, without limitation, any defense based on “discharge for value” or any similar doctrine.
(vii)    Each party’s obligations, agreements and waivers under this Section 8(l) shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Buyer and/or the repayment, satisfaction or discharge of all obligations (or any portion thereof) of the Sellers under any Transaction Document.
9.    Notices. Unless otherwise provided herein, all communications by any party to any other party hereunder or any other Transaction Document shall be in a writing personally delivered or sent by a recognized overnight delivery service, or certified mail, postage prepaid, return receipt requested, or by e-mail to such party, as the case may be, at its address set forth below:
If to Sanmina,
as Seller or Servicer:    Sanmina Corporation
2700 North First Street
San Jose, California 95134
Attention: Brian Wszolek, Vice President and Treasurer
With a copy to the Guarantor:
If to Guarantor:    Sanmina Corporation
2700 North First Street
San Jose, California 95134
Attention: Brian Wszolek, Vice President and Treasurer
If to Sanmina Singapore,

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as Seller or Servicer:    Sanmina-SCI Systems Singapore Pte. Ltd.
2 Chai Chee Drive
Singapore
Singapore 469044
Attention: Michael Ng, Director
With a copy to the Guarantor:     Sanmina Corporation
2700 North First Street
San Jose, California 95134
Attention: Brian Wszolek, Vice President and Treasurer
If to Sanmina Malaysia,
as Seller or Servicer:    SANMINA-SCI SYSTEMS (MALAYSIA) SDN. BHD.
Plot 2 Bayan Lepas
Technoplex Industrial Park
Mukim 12 SWD
11900 Bayan Lepas Penang, Malaysia
Attention: Lim Seong Jin, Director
With a copy to the Guarantor:     Sanmina Corporation
2700 North First Street
San Jose, California 95134
Attention: Brian Wszolek, Vice President and Treasurer
If to the Administrative Agent:    Truist Bank
3333 Peachtree Road, NE
7th Floor South Tower, MC 803-06-07-10
Atlanta, GA 30326
Attention: Paul Cornely
If to the Buyers:
For Truist:    Truist Bank
3333 Peachtree Road, NE
7th Floor South Tower, MC 803-06-07-10
Atlanta, GA 30326
Attention: Paul Cornely
For BMO:    BMO Harris Bank N.A.
180 Montgomery Street
    San Francisco, California 94104
    Attention: Scott Bruni; Hamed Farhadi
    Email:
For DBS:    DBS Bank Limited

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    12 Marina Boulevard, Level 46, Marina Bay Financial Centre Tower 3, Singapore 018982
Attention: Juliana Fong / Travis Ng
Email:

Notwithstanding the foregoing, if sent by e-mail, (i) any notice of default or Servicer Termination Event by the Administrative Agent and (ii) any notice of termination by any party under this Agreement, shall, in each case, also be given by one of the other means provided above. A Purchase Request, and any supporting documentation in connection herewith or therewith, such as copies of invoices not submitted via the Technology Platform, may be sent by any Seller or Servicer by e-mail attachment in portable document format (.pdf).
Each Seller, Servicer and the Guarantor agree that the Administrative Agent and the Buyers may presume the authenticity, genuineness, accuracy, completeness and due execution of any email bearing a facsimile or scanned signature resembling a signature of an authorized Person of such Seller or Servicer without further verification or inquiry by the Administrative Agent or the Buyers. Notwithstanding the foregoing, the Administrative Agent and any Buyer in its sole discretion may elect not to act or rely upon such a communication and shall be entitled (but not obligated) to make inquiries or require further Seller, Servicer or Guarantor action to authenticate any such communication.
A party may change the address at which it is to receive notices hereunder by written notice in the foregoing manner given to the other parties hereto.
10.    Survival. All covenants, representations and warranties made herein shall continue in full force and effect until the Final Collection Date. Each Seller’s and Servicer’s obligations to indemnify the Administrative Agent and each Buyer with respect to the expenses, damages, losses, costs and liabilities shall survive until the later of (x) the Final Collection Date and (y) all applicable statute of limitations periods with respect to actions that may be brought by the Administrative Agent or a Buyer under the Transaction Documents have run.
11.    Expenses. Each Seller hereby agrees to reimburse the Administrative Agent and (as appropriate) each Buyer on demand for:
(a)    (i) all reasonable and documented out-of-pocket costs and expenses (including reasonable legal expenses) that the Administrative Agent incurs in connection with the preparation, negotiation, documentation and delivery of this Agreement and the other Transaction Documents, (ii) all reasonable and documented out-of-pocket costs and expenses (including reasonable legal expenses) that the Administrative Agent incurs in connection with the preparation, negotiation, documentation and delivery of any amendment of or consent or waiver under any of the Transaction Documents, up to an amount of $65,000 with respect to any individual amendment, consent or waiver, (iii) all reasonable and documented costs and expenses (including reasonable attorneys’ fees and expenses) that the Administrative Agent and each Buyer incur in connection with the enforcement of, or any actual or reasonably claimed breach of, this Agreement or any of the other Transaction Documents, including all such expenses incurred during any work-out or negotiation in respect of the obligations of the Seller or Servicer hereunder; and
(b)    all stamp and other similar taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement or the other Transaction Documents.

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12.    Interest on Overdue Amounts. All amounts due for payment by any Seller, Servicer or the Guarantor to the Administrative Agent and each Buyer pursuant to this Agreement shall accrue interest at the Overdue Payment Rate from the date on which payment thereof is due until the date on which payment thereof is made in accordance with the terms of this Agreement.
13.    Governing Law. THIS AGREEMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT WITHOUT REGARD TO ANY OTHER CONFLICTS OF LAW PROVISIONS THEREOF, EXCEPT TO THE EXTENT THAT THE PERFECTION, THE EFFECT OF PERFECTION OR PRIORITY OF THE INTERESTS OF THE ADMINISTRATIVE AGENT OR THE BUYERS IN THE PURCHASED RECEIVABLES IS GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK).
14.    No Non-Direct Damages. To the fullest extent permitted by Applicable Law, each Seller, each Servicer and the Guarantor shall not assert, and each such Person hereby waives, any claim against any Indemnified Person, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Transaction Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby. No Indemnified Person shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Transaction Documents or the transactions contemplated hereby or thereby; provided that the waiver provided for in this sentence shall not apply to damages resulting directly from such Indemnified Person’s own gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final and non-appealable judgment.
15.    Joinder of Additional Sellers. At any time during the term of this Agreement, with the written consent of the Administrative Agent and the Buyers (such consent to be granted or withheld at the sole and absolute discretion of the Administrative Agent and each Buyer), one or more additional Subsidiaries of the Guarantor (each, an “Additional Seller”), may join this Agreement as a Seller in all respects by delivering a Joinder Agreement to the Administrative Agent and the Buyers along with such other approvals, resolutions, certificates, legal opinions and other documents as the Administrative Agent and the Buyers may reasonably request, in each case, in form and substance reasonably acceptable to the Administrative Agent and the Buyers. Upon receipt of such Joinder Agreement and such other documents, such Additional Seller shall become a Seller hereunder, subject to the rights, duties and obligations of a Seller in all respects.
16.    Addition of Account Debtor. From time to time during the term of this Agreement, the Sellers and the Guarantor may request that one or more account debtors be added as an additional Account Debtor under this Agreement. Any such request shall be made by the Sellers and the Guarantor to the Administrative Agent (for distribution to the Buyers) and shall include a proposed Account Debtor Buffer Period and the information required for each Account Debtor on Schedule II. Administrative Agent and the Buyers shall determine whether or not to accept any such request in their sole discretion. Once the Administrative Agent and the Buyers have provided written approval of a proposed Account Debtor, such Person shall immediately become an Account Debtor hereunder, and the Administrative Agent shall provide an updated copy of Schedule II to the Sellers reflecting the then-current Account Debtors.
17.    Joint and Several Obligations. The obligations of the Sellers hereunder are joint and several. To the maximum extent permitted by Applicable Law, each Seller hereby agrees to subordinate

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until the Final Collection Date any claim, right or remedy that such Seller now has or hereafter acquires against any other Seller that arises hereunder including, without limitation, any claim, remedy or right of subrogation, reimbursement, exoneration, contribution, indemnification, or participation in any claim, right or remedy of the Administrative Agent or any Buyer against any Seller or any of its property which the Administrative Agent or any Buyer now has or hereafter acquires, whether or not such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise. In addition, until the Final Collection Date, each Seller hereby waives any right to proceed against the other Sellers, now or hereafter, for contribution, indemnity, reimbursement, and any other suretyship rights and claims, whether direct or indirect, liquidated or contingent, whether arising under express or implied contract or by operation of law, which any Seller may now have or hereafter have as against the other Seller with respect to the transactions contemplated by this Agreement.
18.    General Provisions.
(a)    Final Agreement. This Agreement represents the final agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous understandings and agreements with respect to such subject matter.
(b)    Assignment.
(i)    Each Buyer may only assign or transfer its role as Buyer under this Agreement with the prior written consent (such consent not to be unreasonably withheld, conditioned or delayed) of the Sellers and the Administrative Agent; provided that no consent of the Sellers shall be required for an assignment to an Affiliate of such Buyer or, if a Servicer Termination Event has occurred and is continuing, any other Person; provided, further, that the Sellers shall be deemed to have consented to any such assignment unless one of them shall object thereto by written notice to such Buyer within ten (10) Business Days after having received notice thereof.
(ii)    Notwithstanding clause (i) above, each Buyer may at any time assign, transfer or participate any Purchased Receivables or its rights to receive payments with respect to any Purchased Receivables, including to any provider of credit insurance.
(iii)    None of the Sellers, the Servicers or the Guarantor may assign or otherwise transfer its rights, benefits or obligations under the Transaction Documents without the prior written consent of the Administrative Agent and the Buyers.
(iv)    Notwithstanding anything herein to the contrary, each Buyer may assign or pledge a security interest in all or any portion of its rights under this Agreement to secure obligations of such Buyer, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any other central bank. No such assignment and/or pledge shall release such Buyer from its obligations hereunder.
(v)    Subject to the foregoing clauses (i) through (iv), this Agreement shall be binding on and shall inure to the benefit of each party hereto and its successors and assigns.
(c)    Joinder of Additional Buyers.  At any time during the term of this Agreement, upon the request of the Sellers and with the written consent of the Administrative Agent and (subject to the proviso below) each existing Buyer (in each case, such consent not to be unreasonably withheld), one or more additional commercial banks (each, an “Additional Buyer”), may join this Agreement as a Buyer in all respects by entering into a joinder and amendment agreement (each, a “Buyer Joinder”) among the Sellers, the Servicers, the Guarantor, the Administrative Agent and (subject to the proviso below) each existing Buyer (except for any Buyer that is being removed as a Buyer of future Proposed Receivables in accordance with Section 18(f)), which shall, among other things, contain all relevant information

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applicable to Buyers under this Agreement, including, without limitation, such Additional Buyer’s Facility Share and its Designated Percentages for the Account Debtors; provided, however, that no such consent of, or entry into the applicable Buyer Joinder by, an existing Buyer shall be required in circumstances where the proposed Additional Buyer(s) will have positive Designated Percentages solely with respect to Account Debtors in relation to which such existing Buyer’s Designated Percentage is zero. Upon the effectiveness of such Buyer Joinder such Additional Buyer shall become a Buyer hereunder, subject to the rights, duties and obligations of a Buyer in all respects. For the avoidance of doubt and notwithstanding the addition of any Additional Buyer, no changes whatsoever will be made to the Pro Rata Shares of the existing Buyers in the existing Purchased Receivables absent the consent of the applicable Buyers holding Pro Rata Shares in the applicable Purchased Receivables, which consent may be given at the sole and absolute discretion of each such Buyer.
(d)    Severability. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
(e)    Execution; Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by electronic mail attachment in portable document format (.pdf) shall be effective as delivery of a manually executed counterpart of this Agreement.
(f)    Termination. The term of this Agreement shall last from the initial Effective Date hereof until and including such date as this Agreement is terminated in accordance with this Section 18(f).  (i) The Administrative Agent, the Buyers or the Sellers may terminate this Agreement for convenience at any time by thirty (30) days’ prior written notice (or in the case of any such termination by the Administrative Agent, ninety (90) days’ prior written notice) to the other parties, and (ii) the Sellers may terminate this Agreement upon three (3) Business Days’ prior written notice to the Administrative Agent at any time following (A) the delivery by or on behalf of any Buyer of any certificate pursuant to Section 6(e) hereof providing for an increase in Account Debtor Discount Rates on account of increased costs or (B) the rejection by the Buyers of at least two (2) duly submitted Purchase Requests as to which all conditions precedent set forth in Section 1(e) would be satisfied but for such rejection within any consecutive sixty (60) day period.  In addition, any Buyer may at any time elect to resign its role as a Buyer under this Agreement by providing at least thirty (30) days’ prior written notice of such resignation to the Administrative Agent, the other Buyers, each Seller, each Servicer and the Guarantor, whereupon such resigning Buyer will no longer be offered Purchase Requests following the effectiveness of such notice.  Notwithstanding the foregoing, all obligations of the Sellers, the Servicers and the Guarantor under this Agreement, including all covenants, representations, warranties, repurchase obligations, and indemnities made herein shall continue in full force and effect until the Final Collection Date.
(g)    Calculation of Interest. All interest amounts calculated on a per annum basis hereunder are calculated on the basis of a year of three hundred and sixty (360) days.
(h)    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY RIGHT THAT IT MAY HAVE TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS.

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(i)    CONSENT TO JURISDICTION. EACH PARTY HERETO HEREBY ACKNOWLEDGES AND AGREES THAT IT IRREVOCABLY (i) SUBMITS TO THE JURISDICTION, FIRST, OF ANY UNITED STATES FEDERAL COURT, AND SECOND, IF FEDERAL JURISDICTION IS NOT AVAILABLE, OF ANY NEW YORK STATE COURT, IN EITHER CASE SITTING IN NEW YORK CITY, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OTHER TRANSACTION DOCUMENT, (ii) AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED ONLY IN SUCH NEW YORK STATE OR FEDERAL COURT AND NOT IN ANY OTHER COURT, AND (iii) WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING.
(j)    WAIVER OF IMMUNITIES. EACH PARTY HERETO HEREBY ACKNOWLEDGES AND AGREES THAT TO THE EXTENT THAT IT HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM THE JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID TO EXECUTION, EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, IT HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER OR IN CONNECTION WITH THIS AGREEMENT.
(k)    Captions and Cross References. The various captions in this Agreement are provided solely for convenience of reference and shall not affect the meaning or interpretation of any provision of this Agreement. Unless otherwise indicated, references in this Agreement to any Section, Schedule or Exhibit are to such Section of or Schedule or Exhibit to this Agreement, as the case may be, and references in any Section, subsection, or clause to any subsection, clause or subclause are to such subsection, clause or subclause of such Section, subsection or clause.
(l)    No Party Deemed Drafter. No party hereto shall be deemed to be the drafter of this Agreement.
(m)    PATRIOT Act. Each of the Administrative Agent and each Buyer hereby notifies each other party hereto that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies each such party, which information includes the name and address of such party and other information that will allow such Person to identify such party in accordance with the Act. Each party to this Agreement shall, promptly following a request by the Administrative Agent or a Buyer, provide all documentation and other information that the Administrative Agent or such Buyer requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.
(n)    Amendments; Waiver.
No failure or delay by the Administrative Agent or any Buyer in exercising any right or power hereunder or under any other Transaction Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Administrative Agent and the Buyers hereunder and under any other Transaction Document are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of any Transaction Document or consent to any departure by any Seller or the Guarantor therefrom shall in any event be effective unless the same shall be permitted by the next paragraph, and then such waiver or consent shall be effective only in the specific

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instance and for the purpose for which given.  Without limiting the generality of the foregoing, the making of a purchase shall not be construed as a waiver of any default or breach of this Agreement, regardless of whether the Administrative Agent or any Buyer may have had notice or knowledge of such default or breach at the time.
No waiver, alteration, modification or amendment of this Agreement or any other Transaction Document or any of the provisions hereof or thereof shall be binding unless made in writing and duly executed by each Seller, each Servicer, the Guarantor, the Administrative Agent and the Required Buyers, except that no such waiver, alteration, modification or amendment shall, without the consent of all Buyers: (i) extend the term of this Agreement (other than in accordance with Section 18(e)), (ii) increase the Buyer’s Facility Share of any Buyer or change any Buyer’s Designated Percentage with respect to any Account Debtor, (iii) alter the definition of the term Pro Rata Share, (iv) extend the maturity of any Purchased Receivable or reduce any fee payable by any Seller to the Buyers, including pursuant to any Buyer Pricing Letter, (v) alter the definition of the term Required Buyers or alter, amend or modify this Section 18(n), (vi) alter the terms “Purchase Price”, “Discount,” “Purchased Receivables,” “Event of Repurchase” or any of their component parts, (vii) release any Seller, the Guarantor or other Person from its obligations under this Agreement or any other Transaction Document, (viii) release the general security interest granted herein to the Administrative Agent, for the benefit of the Buyers, in the Purchased Receivables (unless such release relates to a sale or other disposition of assets permitted under the terms of this Agreement) or (ix) alter, amend or modify Schedule II, Exhibit E, or Exhibit F, or any of their component parts.
Notwithstanding the foregoing, it is acknowledged by each Seller that the Buyers shall not agree to any amendment to Schedule II hereof unless Sanmina has complied with its obligations pursuant to clause (r) of Exhibit D hereof both before and after giving effect to any such amendment.
No assignment by the Administrative Agent or any Buyer in accordance with Section 18(a) shall be deemed to be an alteration, modification or amendment of any of the provisions hereof.
Notwithstanding the foregoing, (i) any Agent Fee Letter may be amended or supplemented by the mutual agreement of only the Sellers, the Guarantor and the Administrative Agent and (ii) any Buyer Pricing Letter may be amended or supplemented by the mutual agreement of only the Sellers, the Guarantor and the Buyers party thereto (and the written acknowledgment of the Administrative Agent).
19.    Confidentiality; Disclosure Required by Law. Each party to this Agreement acknowledges that each other party may receive or have access to proprietary or confidential information disclosed by a disclosing party (collectively, the “Information”). The receiving party will use the disclosing party’s Information solely to perform its obligations and exercise its rights under or in relation to this Agreement and any other Transaction Document. The receiving party will not disclose the disclosing party’s Information; provided that, the receiving party may disclose the disclosing party’s Information:
(a)    to such party’s Affiliates and the respective directors, managers, officers, trustees, employees, agents and advisors of such party (so long as each such Person shall have been instructed to keep the same confidential in accordance with this Section 19);
(b)    to the extent necessary to comply with law or any legal process or the requirements of any Governmental Authority (including bank examiners and self-regulatory organizations) or of any securities exchange on which securities of the disclosing party or any Affiliate of the disclosing party are listed or traded (and the disclosing party shall use commercially reasonable efforts to so notify the other party of such disclosure; provided no such notice shall be required if such disclosure is part of a routine regulatory examination or securities law filing (including any required filing disclosing this Agreement) or is not otherwise permitted pursuant to Applicable Law);

755140592 23744443

(c)    as part of normal reporting or review procedures to Governmental Authorities (the disclosing party shall use commercially reasonable efforts to so notify the other party of such disclosure; provided no such notice shall be required if such disclosure is part of a routine regulatory examination or is not otherwise permitted pursuant to Applicable Law);
(d)    in order to enforce its rights under this Agreement or any other Transaction Document in a legal proceeding;
(e)    to any actual or prospective assignee of, or any actual or prospective participant in, any of its rights under this Agreement or any credit insurance provider (so long as such has agreed in a legally enforceable document to comply with the terms of this Section 19 or any other substantially similar confidentiality restrictions);
(f)    to the Platform Provider and its contractors and agents, provided that such Persons agree to hold such information confidential pursuant to customary commercial terms; and
(g)    to the extent such Information constitutes Work Product Data.
Nothing in this Agreement constitutes an agreement between the parties hereto for a higher degree of confidentiality than that prescribed in section 47 of the Banking Act 1970 of Singapore and in the Third Schedule of the Banking Act.
In addition, and not in limitation of the forgoing, each Seller agrees that the Platform Provider may share with the Platform Administrator any and all information delivered by or on behalf of such Seller through the Technology Platform, it being understood that all information received by the Platform Administrator through the Technology Platform shall be subject to this Section 19.
20.    Accounting Treatment; Non-Reliance. Each Seller, each Servicer and the Guarantor agrees and acknowledges that (i) it is a sophisticated party in relation to this Agreement; (ii) it has made its own independent decision to enter into the Agreement, the other Transaction Documents to which it is a party and the transactions contemplated hereby and thereby and, in connection therewith, has obtained such independent accounting, legal, tax, financial and other advice as it deems necessary and appropriate (including, without limitation, as to the appropriate treatment of such transactions for accounting, legal, tax and other purposes) and (iii) it has not relied upon any representation or advice from the Administrative Agent, any Buyer, their Affiliates or any of their respective directors, officers, employees, contractors, counsel, advisors or other representatives in this regard.
[Signatures Commence on the Following Page]

755140592 23744443

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

SANMINA CORPORATION,
as a Seller and Servicer

By:__/s/ Brian Wszolek_______
Name: Brian Wszolek
Title: Vice President and Treasurer

SANMINA CORPORATION,
as Guarantor

By:__ :__/s/ Brian Wszolek ______________________________
Name: Brian Wszolek
Title: Vice President and Treasurer

Signature Page
755140592 23744443

EXECUTED as a DEED
in accordance with Section 41B of the Companies Act 1967 of Singapore for and on behalf of
SANMINA-SCI SYSTEMS SINGAPORE PTE. LTD., as a Seller and Servicer
acting by a director, in the presence of:
) ) ) ) ) /s/ Christopher K. Sadeghian _______________________________________ (Director)

__/s/ Joanne Padilla__________ Name of witness: Joanne Padilla Address: 2700 N. First Street, San Jose, CA 95134
Signature Page
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Signed for and on behalf of
SANMINA-SCI SYSTEMS (MALAYSIA) SDN. BHD. as a Seller and Servicer
_/s/ Christopher K. Sadeghian__________________________________
Director
Name: Christopher K. Sadeghian
Passport/NRIC No.:

Signature Page
755140592 23744443

Signed for and on behalf of

SANMINA-SCI SYSTEMS (MALAYSIA) SDN. BHD.
as a Seller and Servicer

_/s/ Brian Wszolek________
Authorized Signatory
Name: Brian Wszolek
Passport/NRIC No.:

Signature Page
755140592 23744443

TRUIST BANK,
as the Administrative Agent

By:_/s/ Paul Cornely
Name: Paul Cornely
Title: Vice President

TRUIST BANK,
as a Buyer

By:__ _/s/ Paul Cornely _____
Name: Paul Cornely
Title: Vice President

Signature Page
755140592 23744443

BMO HARRIS BANK N.A.,
as a Buyer

By:__/s/ Scott Bruni
Name: Scott Bruni
Title:Director
Signature Page
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DBS BANK LIMITED,
as a Buyer

By:_/s/ Juliana Fong
Name: Juliana Fong
Title: Executive Director

Signature Page
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Schedule I
[Reserved]
Schedule I
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Schedule II

Account Debtors
Seller: Sanmina

Account Debtor Name	Other Permitted Governing Law	Account Debtor Purchase Sublimit[1]	Account Debtor Buffer Period	Designated Percentages	Buyer
[***].		$ [***]	[***]	[***]	[***]
[***]		$ [***]	[***]	[***]	[***]
[***]
[***]		$ [***][2]	[***]	[***]	[***]
[***]
[***]
[***].
[***]		$ [***][3]	[***]	[***]	[***]
[***]
[***]		$ [***][4]	[***]	[***]	[***]
[***]		$ [***]	[***]	[***]	[***]
[***]		$ [***]	[***]	[***]	[***]
[***]		$ [***]	[***]	[***]	[***]
[***]		$ [***]	[***]	[***]	[***]
[***].		$ [***]	[***]	[***]	[***]
[***]	[***]	$ [***][5]	[***]	[***]	[***]
[***]	[***]
[***]	[***]
[***].
[***]

1 [***]
2 [***]
3 [***]
4 [***]
5 [***]
Schedule II-1
755140592 23744443

Schedule II
Account Debtors
Seller: Sanmina Singapore

Account Debtor Name	Other Permitted Governing Law	Account Debtor Purchase Sublimit	Account Debtor Buffer Period	Designated Percentages	Buyer
[***]		$ [***]	[***]	[***]	[***]
[***]		$ [***]	[***]	[***]	[***]

Schedule II-2
755140592 23744443

Schedule II

Account Debtors

Seller: Sanmina Malaysia

Account Debtor Name	Other Permitted Governing Law	Account Debtor Purchase Sublimit	Account Debtor Buffer Period	Designated Percentages	Buyer
[***]		$ [***][6]	[***]	[***]	[***]
Sanmina Malaysia: $ [***]

6 This is a combined Purchase Sublimit for Receivables sold by Sanmina and Sanmina Malaysia.
Schedule II-1
755140592 23744443

Schedule III
UCC Information

(a) Name: SANMINA-SCI SYSTEMS (MALAYSIA) SDN. BHD.
(b) Chief Executive Office: Plot 2 Bayan Lepas
                                             Technoplex Industrial Park
                                             Mukim 12 SWD
                                             11900 Bayan Lepas Penang, Malaysia
(c) Jurisdiction of Incorporation: Malaysia
(d) Registration Number: 199101016030 (226342-D)
(e) FEIN/ Tax ID: N/A
(f) Tradenames: None
(g) Changes in Location, Name and Corporate Organization in the last 5 years: None

(a) Name: SANMINA CORPORATION
(b) Chief Executive Office: 2700 North First Street, San Jose, CA 95134
(c) Jurisdiction of Organization: Delaware
(d) Organizational Number: 2195845
(e) FEIN: 77-0228183
(f) Tradenames: Viking Technology; 42Q; Advanced Micro Systems Technologies; Hadco, Viking; Viking Components; Viking Enterprise Solutions; and Viking Modular Solutions
(g) Changes in Location, Name and Corporate Organization in the last 5 years: None

(a) Name: SANMINA-SCI SYSTEMS SINGAPORE PTE. LTD.
(b) Chief Executive Office: 2 Chai Chee Drive, Singapore, 469044
(c) Jurisdiction of Organization: Singapore
(d) Organizational Number: 198305350W
(e) FEIN: N/A
(f) Tradenames: None
(g) Changes in Location, Name and Corporate Organization in the last 5 years: None

Schedule III-1
755140592 23744443

Exhibit A
Certain Defined Terms
A.    Defined Terms.
As used herein, the following terms shall have the following meanings:
“Account Debtor” means, with respect to each Seller, a Person listed as an account debtor on Schedule II to this Agreement under the name of such Seller, as such Schedule may be modified or supplemented from time to time upon the request of the Sellers, as approved in advance by the Administrative Agent and the Buyers in writing in their sole and absolute discretion in accordance with the terms of this Agreement.
“Account Debtor Buffer Period” means, for each Account Debtor, the number of days set forth under the heading “Account Debtor Buffer Period” for such Account Debtor on Schedule II to this Agreement, as such Schedule may be modified or supplemented from time to time upon the request of the Sellers, as approved in advance by the Administrative Agent and the Buyers in writing in their sole and absolute discretion in accordance with the terms of this Agreement (which request and approval may for purposes of this definition be in the form of e-mail communication).
“Account Debtor Discount Rate” means, with respect to any Account Debtor, the Base Rate, plus the “Account Debtor Discount Margin” per annum specified for such Account Debtor in the applicable Buyer Pricing Letter, as such Buyer Pricing Letter may be modified or supplemented from time to time (a) upon the request of the Sellers, as approved in advance by the Administrative Agent and each applicable Buyer in writing in their sole and absolute discretion in accordance with the terms of this Agreement, or (b) as otherwise provided in this Agreement.
“Act” has the meaning set forth in Section 18(m) hereof.
“Additional Buyer” has the meaning set forth in Section 18(c) hereof.
“Additional Seller” has the meaning set forth in Section 15 hereof.
“Administrative Agent” has the meaning set forth in the preamble hereto.
“Administrative Agent’s Account” means, with respect to an amount denominated in a particular currency, the deposit account related to such currency specified as such in Exhibit G hereto, or such other deposit account identified in writing by the Administrative Agent to the Sellers from time to time.
“Adverse Claim” means any ownership interest or claim, mortgage, deed of trust, pledge, lien, security interest, hypothecation, charge or other encumbrance or security arrangement of any nature whatsoever, whether voluntarily or involuntarily given, including, but not limited to, any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security; provided, however, that none of the foregoing shall constitute an Adverse Claim (i) to the extent granted favor of, or assigned to, the Administrative Agent, (ii) to the extent granted or created by the Administrative Agent or any Buyer in favor of any third party, arising out of any claim asserted by any creditor of the Administrative Agent or any such Buyer, or otherwise resulting solely from actions or omissions of the Administrative Agent or any Buyer (iii) to the extent consisting of liens or security interests arising under the Credit Agreement which are automatically released with respect to the applicable Purchased Receivable hereunder upon its sale to the Buyers hereunder, or (iv) to the extent consisting of liens or security interests granted pursuant to the Credit Agreement over deposit accounts into which Collections in respect of any Purchased Receivables are received or held prior to being transferred to the Administrative Agent.
“Affected Buyer” has the meaning set forth in Section 8(j)(ii) hereof.
Exhibit A-1
755140592 23744443

“Affiliate” when used with respect to a Person means any other current or future Person controlling, controlled by, or under common control with, such Person. For the purposes of this definition, “control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of its management and policies, whether through the ownership of voting securities, by contract or otherwise.
“Agent Fee Letter” means any fee letter agreement entered into subsequent to the date hereof by and between Sellers and the Administrative Agent with respect to any administrative, processing or other similar fees payable to the Administrative Agent.
“Agreement” has the meaning set forth in the preamble hereto.
“Anti-Terrorism Laws” means any laws relating to terrorism or money laundering, including the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).
“Applicable Law” means any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree, judgment, award or similar item of or by a Governmental Authority or any interpretation, implementation or application thereof.
“Auto Rejected Receivable” has the meaning set forth in Section 1(g) hereof.
“Base Rate” means, for any Purchased Receivable, Term SOFR; provided, however, that if Term SOFR is less than 0%, then the Base Rate shall be deemed to be 0%.
“Beneficial Ownership Rule” means 31 C.F.R. § 1010.230.
“BMO” means BMO Harris Bank N.A.
“Business Day” means any day that is not a Saturday, Sunday or other day on which banks in New York City or Singapore are required or permitted to close; provided that, when used in connection with determining the Base Rate, each applicable reference to a “Business Day” shall be deemed to refer to a “U.S. Government Securities Business Day”.
“Buyer” has the meaning set forth in the preamble hereto.
“Buyer’s Facility Share” shall mean, with respect to any Buyer, (i) if appearing below, the amount set forth opposite such Buyer’s name below, or as such amount is modified from time to time, and (ii) with respect to any other Buyer, in the applicable Buyer Joinder under which it becomes a Buyer hereunder, as such amount is modified from time to time.

Truist	$ [***]
BMO	$ [***]
DBS	$ [***]

“Buyer Joinder” has the meaning set forth in Section 18(c) hereof.
“Buyer Pricing Letter” means one or more letter agreements by and among the Sellers, the Guarantor and one or more Buyers with respect to the relevant Account Debtor Discount Margins applicable to the Account Debtors hereunder and any other amounts payable to the Buyers hereunder.
“Certification of Beneficial Owner(s)” means a certificate in form and substance satisfactory to the Administrative Agent regarding beneficial ownership of each Seller, each Servicer and the Guarantor as required by the Beneficial Ownership Rule.
Exhibit A-2
755140592 23744443

“Collections” means, with respect to any Receivable: (a) all funds that are received by any Seller, Servicer or any other Person on their behalf in payment of any amounts owed in respect of such Receivable (including purchase price, finance charges, interest and all other charges), or applied to amounts owed in respect of such Receivable (including insurance payments and net proceeds of the sale or other disposition of repossessed goods or other collateral or property of the related Account Debtor or any other Person directly or indirectly liable for the payment of such Receivable and available to be applied thereon), (b) all Deemed Collections, (c) all proceeds of all Related Security with respect to such Receivable and (d) all other proceeds of such Receivable.
“Contract” means, with respect to any Receivable, the applicable contract or purchase order with respect to such Receivable between a Seller and the applicable Account Debtor, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.
“Credit Agreement” means the Fifth Amended and Restated Credit Agreement dated as of September 27, 2022 among Sanmina as the borrower, Bank of America, N.A. as the administrative agent, swing line lender and issuing lender, and the other lenders from time to time party thereto, as amended, restated, supplemented or otherwise modified from time to time.
“DBS” means DBS Bank Limited.
“Deemed Collection” has the meaning set forth in Section 6(a) hereof.
“Designated Jurisdiction” means any region, country or territory to the extent that such region, country or territory itself is, or whose government is, the subject of any Sanction.
“Designated Percentage” means, for each Buyer, with respect to each Account Debtor, the percentage set forth under the heading “Designated Percentage” for such Buyer on Schedule II to this Agreement, as such Schedule may be modified or supplemented from time to time upon the request of the Sellers, as approved in advance by the Administrative Agent and the Buyers in writing in their sole and absolute discretion in accordance with the terms of this Agreement.
“Dilution” means, on any date, an amount equal to the sum, without duplication, of the aggregate reduction effected on such date in the outstanding balance of any Purchased Receivable attributable to any discount, adjustment, deduction, or reduction that would have the effect of reducing the amount of part or all of such Purchased Receivable (except, in each case, to the extent arising solely as the result of the applicable Account Debtor’s financial or credit condition or ability to pay).
“Discount” means, with respect to each Purchased Receivable purchased on a Purchase Date related to a specific Account Debtor, the discount cost applied by the Buyers to such Purchased Receivable as of such Purchase Date, which shall be equal to the product of (a) the applicable Account Debtor Discount Rate per annum, determined as of two (2) Business Days prior to the Purchase Date for such Purchased Receivables, multiplied by (b) the result of (i) the applicable Discount Period divided by (ii) 360 and multiplied by (c) the Net Invoice Amount.
“Discount Period” means, with respect to each Purchased Receivable, the sum of the number of days from and including (i) the Purchase Date for such Purchased Receivable and to, but not including, (ii) the first weekly Settlement Date occurring after the date that corresponds to the Maturity Date with respect to such Purchased Receivable plus the Account Debtor Buffer Period for such Account Debtor.
“Dispute” means any dispute, discount, deduction, claim, offset, defense, or counterclaim or similar position asserted of any kind relating to one or more Receivables (x) arising on account of the goods relating to such Receivables having been lost or damaged prior to receipt thereof by the related Account Debtor or otherwise not delivered to such Account Debtor in accordance with the Contract related thereto; (y) arising on account of the return of goods by an Account Debtor to any Seller, Servicer, any of their respective Affiliates or successors or assigns (including any Buyer) relating to its obligation to pay an amount due with respect to a Purchased Receivable, or (z) otherwise asserted by the related Account Debtor as being a basis for non-payment in full of the Receivable (except, in each case, to the extent arising solely as the result of (A) an Insolvency Event with respect to the applicable Account
Exhibit A-3
755140592 23744443

Debtor or such Account Debtor’s financial or credit condition or ability to pay or (B) the actions or omissions of the Administrative Agent or any Buyer (including, for the avoidance of doubt, any dispute, offset, counterclaim or defense asserted by an Account Debtor on account of (1) amounts owed or alleged to be owed by the Administrative Agent or any such Buyer to such Account Debtor or its Affiliates in respect of debtors or obligations unrelated to this Agreement or the Purchased Receivables or (2) resulting actions or omissions of the Administrative Agent or any such Buyer related to the Purchased Receivables of such Account Debtor taken after such time as an applicable Seller has been removed as Servicer under clause (j) of Section 5)); regardless of whether the same (i) is in an amount greater than, equal to or less than the applicable Purchased Receivable concerned or (ii) arises by reason of an act of God, civil strife, war, currency restrictions, foreign political restrictions or regulations, or any other circumstance or event beyond the control of such Seller or the applicable Account Debtor; provided that, for the avoidance of doubt, Dilutions do not constitute Disputes.
“Effective Date” means August 31, 2023.
“Eligible Receivable” means a Receivable with respect to which each of the Eligibility Criteria set forth in Exhibit E is satisfied.
“Erroneous Payment” has the meaning set forth in Section 8(l)(i) hereof.
“Erroneous Payment Deficiency Assignment” has the meaning set forth in Section 8(l)(iv) hereof.
“Erroneous Payment Impacted Class” has the meaning set forth in Section 8(l)(iv) hereof.
“Erroneous Payment Return Deficiency” has the meaning set forth in Section 8(l)(iv) hereof.
“Erroneous Payment Subordination Rights” has the meaning set forth in Section 8(l)(v) hereof.
“Event of Repurchase” has the meaning set forth in Section 6(b) hereof.
“Existing Credit Facility Default” means the occurrence of (i) an event of default or any other similar concept shall occur under the Credit Agreement or (ii) an event of default shall occur under Section 8.01(f) (Cross Default) of the Credit Agreement, in each case, as in effect on the date of this Agreement and without giving effect to an amendment, restatement, waiver or supplement thereto, or any termination or expiration thereof, unless otherwise agreed to in writing by the Administrative Agent and the Buyers in their sole discretion, in each case, which occurrence and continuation gives the lenders under the Credit Agreement the immediate right (disregarding any waiver or forbearance that may have been granted by such lenders with respect thereto) to accelerate the maturity of the outstanding debt under the Credit Agreement.
“Federal Funds Rate” means, for any day, the greater of (a) the rate calculated by the Federal Reserve Bank of New York based on such day’s Federal funds transactions by depositary institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the Federal funds effective rate and (b) 0%.
“Fee Letter” means, collectively, the Buyer Pricing Letter and the Agent Fee Letter.
“Final Collection Date” means the date following the termination of this Agreement on which the Administrative Agent has received (i) all Collections owing on the Purchased Receivables and (ii) all payments, if any, required to be paid by any Seller or Servicer under this Agreement or any other Transaction Document, including with respect to Events of Repurchase and Indemnified Amounts to the extent any claim therefor has been asserted as of such date.
“Funded Amount” has the meaning set forth in Section 1(f) hereof.
Exhibit A-4
755140592 23744443

“GAAP” means generally accepted accounting principles in the United States of America, applied on a consistent basis as set forth in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board or the rules and regulations of the United States Securities and Exchange Commission and/or their respective successors and which are applied in the circumstances as of the date in question.
“Governmental Authority” means any government or political subdivision or any agency, authority, bureau, regulatory body, central bank, commission, department or instrumentality of any such government or political subdivision, or any other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government or any court, tribunal, grand jury or arbitrator, or any accounting board or authority (whether or not part of a government) which is responsible for the establishment or interpretation of national or international accounting principles, in each case whether foreign or domestic.
“Guaranteed Obligations” has the meaning set forth in Section 7(a) hereof.
“Guarantor” has the meaning set forth in the preamble hereto.
“Indemnified Amounts” has the meaning set forth in Section 5(i) hereof.
“Indemnified Person” has the meaning set forth in Section 5(i) hereof.
“Information” has the meaning set forth in Section 19 hereof.
“Insolvency Event” shall mean (i) with respect to an Account Debtor, the inability of such Account Debtor to pay any amount owed when due in respect of a Purchased Receivable as a result of the bankruptcy, insolvency or other financial inability of such Account Debtor to make such payment and (ii) with respect to any Person (including an Account Debtor), such Person shall fail to pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against such Person seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any Applicable Law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of thirty (30) days, or any of the actions sought in such proceeding (including the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or such Person shall take any action to authorize any of the actions set forth above in this clause (ii).
“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.
“Joinder Agreement” means a joinder agreement in substantially the form of Exhibit H hereto.
“Maturity Date” means, with respect to any Purchased Receivable, the date the related Contract provides for timely payment in full of the amounts owing thereunder.
“Modified Designated Percentage” has the meaning set forth in Section 1(g) hereof.
“Modified Designated Percentage Buyer” has the meaning set forth in Section 1(g) hereof.
“Net Invoice Amount” means the amount of the applicable Purchased Receivable shown on the invoice for such Purchased Receivable as the total amount payable by the related Account Debtor (net of any discounts, credits or other allowances shown on such invoice and agreed to prior to the Purchase Date).
Exhibit A-5
755140592 23744443

“Non-Funding Buyer” has the meaning set forth in Section 1(g) hereof.
“Non-Payment Event” has the meaning set forth in Section 5(h) hereof.
“Non-Payment Report” has the meaning set forth in Section 5(h) hereof.
“OFAC” means the United States Department of the Treasury’s Office of Foreign Assets Control (or any successor thereto).
“Outstanding Purchase Amount” means, as of any time of determination and with respect to any portion of the Purchased Receivables, (x) the Net Invoice Amount for such Purchased Receivables, minus (y) the aggregate amount of all Collections with respect to such Purchased Receivables that has been deposited into the Administrative Agent’s Account as of such time. When such term is used without reference to any specific Purchased Receivables, it shall constitute a reference to all Purchased Receivables.
“Overdue Payment Rate” means the Prime Rate + 2% per annum.
“Overdue Receivable” has the meaning set forth in Section 5(h) hereof.
“Person” means an individual, partnership, sole proprietorship, corporation (including a business trust), limited liability company, limited partnership, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.
“Platform Administrator” means Truist.
“Platform Provider” means (a) as of the Effective Date, LiquidX, Inc. and (b) thereafter, such other Person as shall be appointed by the Platform Administrator in accordance with the terms of this Agreement.
“Primary Indemnified Person” means each of the Administrative Agent and each Buyer.
“Prime Rate” means, for any day, the rate of interest in effect for such day as publicly announced from time to time by the Administrative Agent as its “reference rate” or “prime rate”, as applicable. Such “reference rate” or “prime rate” is set by the Administrative Agent based on various factors, including the Administrative Agent’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such announced rate, and is not necessarily the lowest rate charged to any customer.
“Pro Rata Share” shall mean, with respect to any Buyer,
(i)     subject to clause (ii) immediately below, with respect to each Proposed Receivable, an amount (expressed as a percentage) equal to such Buyer’s Designated Percentage applicable to the Account Debtor owing on such Proposed Receivable,
(ii)    with respect to each Auto Rejected Receivable that is resubmitted for sale by a Seller in accordance with Section 1(g), an amount (expressed as a percentage) equal to such Buyer’s Modified Designated Percentage applicable to the Account Debtor owing on such Proposed Receivable,
(iii)    with respect to any Purchased Receivable, an amount (expressed as a percentage) equal to (x) that portion of the Purchase Price of such Purchased Receivable paid by such Buyer, divided by (y) the Purchase Price of such Purchased Receivable paid by all of the Buyers, and
(iv)     for all other purposes under this Agreement, an amount (expressed as a percentage) equal to (x) the aggregate Purchase Prices of all Purchased Receivables paid by such Buyer, divided by (y) the aggregate Purchase Prices of all Purchased Receivables paid by all of the Buyers.
Exhibit A-6
755140592 23744443

“Proposed Receivable” means, with respect to any Purchase Date, each Receivable proposed by Seller to the Buyers for purchase hereunder and described in a Purchase Request to be purchased on such Purchase Date, together with any Related Security with respect to such Receivable, and all Collections and proceeds with respect to the foregoing.
“Purchase Date” means, with respect to any Purchased Receivable, the date on which the applicable Buyers purchase such Purchased Receivable.
“Purchase Price” has the meaning set forth in Section 1(f) hereof.
“Purchase Request” has the meaning set forth in Section 1(a) hereof.
“Purchase Sublimit” means, with respect to each Account Debtor, the amount set forth on Schedule II to this Agreement as the Purchase Sublimit, as such Schedule may be modified or supplemented from time to time upon request of the Sellers, as approved in advance by the Administrative Agent and the Buyers in writing in their sole and absolute discretion in accordance with the terms of this Agreement (which request and approval may for purposes of this definition be in the form of e-mail communication).
“Purchased Receivables” has the meaning set forth in Section 1(b) hereof.
“Receivable” means any right to payment of a monetary obligation, whether or not earned by performance, owed to any Seller or Buyer (as assignee of Seller) by an Account Debtor, whether constituting an account, instrument, document, contract right, general intangible, chattel paper or payment intangible, in each instance arising in connection with the sale of goods that have been or are to be sold or for services rendered or to be rendered, including, without limitation, the obligation to pay any finance charges, fees and other charges with respect thereto. Any such right to payment arising from any one transaction, including any such right to payment represented by an individual invoice or agreement, shall constitute a Receivable separate from a Receivable consisting of any such right to payment arising from any other transaction.
“Reconciliation Report” has the meaning set forth in Section 5(g).
“Regulatory Change” means, relative to any Person:
(a)    any change subsequent to the date of this Agreement in (or the adoption, implementation, administration, change in phase-in or interpretation or commencement of effectiveness of) any:
(i)     Applicable Law applicable to such Person;
(ii)     regulation, interpretation, directive, requirement or request (whether or not having the force of law) applicable to such Person of (A) any Governmental Authority charged with the interpretation or administration of any Applicable Law referred to in clause (a)(i) or (B) any fiscal, monetary or other authority having jurisdiction over such Person;
(iii)     GAAP or regulatory accounting principles applicable to such Person and affecting the application to such Person of any Applicable Law, regulation, interpretation, directive, requirement or request referred to in clause (a)(i) or (a)(ii) above; or
(iv)    notwithstanding the foregoing, (A) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder, issued in connection therewith or in implementation thereof, and (B) all requests, rules, guidelines and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision
Exhibit A-7
755140592 23744443

(or any successor or similar authority) or the United States or foreign governmental or regulatory authorities, shall in each case be deemed to be a “Regulatory Change” occurring and implemented after the date hereof, regardless of the date enacted, adopted, issued or implemented; or
(b)     any change in the application to such Person of any existing Applicable Law, regulation, interpretation, directive, requirement, request or accounting principles referred to in clause (a)(i), (a)(ii), (a)(iii) or (a)(iv) above.
“Related Indemnified Person” means (i) with respect any Primary Indemnified Person, each of such Primary Indemnified Person’s officers, directors, agents, representatives, shareholders, counsel, employees, Affiliates, successors and assigns and (ii) with respect to any Person that is a Related Indemnified Person of a Primary Indemnified Person, each of (x) such Primary Indemnified Person and (y) each other Related Indemnified Person of such Primary Indemnified Person.
“Related Security” means, with respect to any Receivable:
(i)    all rights to enforce payment of such Receivable under the related Contract;
(ii)    all instruments and chattel paper that may evidence such Receivable;
(iii)    all payment rights under guaranties, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise;
(iv)    all security interests or liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements describing any collateral securing such Receivable; and
(v)    all books, records and other information (including computer programs, tapes, discs, punch cards, data processing software and related property and rights) relating to such Receivable and the related Account Debtor.
“Required Buyers” shall mean, (i) at such time as there are two or fewer Buyers, all Buyers, (ii) at such time as there are three Buyers, at least two Buyers and (iii) at all other times, the Buyers the Pro Rata Shares in excess of 50%.
“Sanction(s)” means any sanction administered or enforced by the United States Government (including without limitation, OFAC), the United Nations Security Council, the European Union, His Majesty’s Treasury, the Monetary Authority of Singapore or other relevant sanctions authority.
“Sanmina” has the meaning set forth in the preamble hereto.
“Sanmina Malaysia” has the meaning set forth in the preamble hereto.
“Sanmina Singapore” has the meaning set forth in the preamble hereto.
“Seller” has the meaning set forth in the preamble hereto.
Exhibit A-8
755140592 23744443

“Sellers’ Account” means the account specified as such in Exhibit G hereto, or such other bank account identified in writing by the Sellers to the Administrative Agent from time to time.
“Servicer” has the meaning set forth in Section 5(a) hereof.
“Servicer Termination Event” means an event specified in Exhibit F hereto.
“Settlement Date” means each Tuesday of each calendar week (unless any such day is not a Business Day, in which case, the next Business Day thereafter shall be a Settlement Date).
“SOFR” means a rate equal to the secured overnight financing rate, as published by the SOFR Administrator on the applicable day of determination (which determination day shall be a Business Day) (or if SOFR is not published on such Business Day, then SOFR as most recently published by the SOFR Administrator).
“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
“Solvent” means, with respect to any Person and as of any particular date, (i) the present fair market value (or present fair saleable value) of the assets of such Person is not less than the total amount required to pay the probable liabilities of such Person on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured, (ii) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business, (iii) such Person is not incurring debts or liabilities beyond its ability to pay such debts and liabilities as they mature and (iv) such Person is not engaged in any business or transaction, and is not about to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged.
“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; provided, in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interest in the nature of a “qualifying share” of the former Person shall be deemed to be outstanding.
“Technology Platform” means the Administrative Agent’s communication tool accessible via the internet to enable clients to offer various Proposed Receivables for sale to the Administrative Agent and for the loading approval and monitoring of such Proposed Receivables on a platform, the terms of use of which are set out in Annex I and are hereby incorporated herein.
“Term SOFR” means, for any Purchased Receivable, an interest rate per annum equal to the Term SOFR Reference Rate for a tenor comparable to the number of days in the relevant Discount Period, as such rate is published by the Term SOFR Administrator two (2) Business Days prior to the applicable Purchase Date (such day, the “Term SOFR Determination Day”); provided, that if on any Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor is not published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR shall be the Term SOFR Reference Rate for the applicable tenor as most recently published by the Term SOFR Administrator. Notwithstanding the foregoing, if the number of days in the relevant Discount Period does not correspond to any available published tenor, then the relevant rate shall be a USD Interpolated Rate.
“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of Term SOFR selected by the Administrative Agent in its discretion).
Exhibit A-9
755140592 23744443

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.
“Transaction Documents” means this Agreement, each Fee Letter, each Joinder Agreement, each Buyer Joinder and all other documents and agreements to be executed and delivered by any Seller, any Servicer or the Guarantor in connection with any of the foregoing (including, without limitation, any Purchase Request, any Non-Payment Report or any Reconciliation Report), in each case, as amended, supplemented or otherwise modified from time to time.
“Truist” has the meaning set forth in the preamble hereto.
“UCC” means the Uniform Commercial Code in effect in the State of New York from time to time; provided, if by reason of mandatory provisions of Applicable Law, the perfection, the effect of perfection or non-perfection or the priority of the security interests of the Administrative Agent or any Buyer is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.
“UCC Information” means the information set forth on Schedule III, as such information may be updated from time to time in writing in accordance with clause (c) of Exhibit D.
“USD Interpolated Rate” means, with respect to any Purchased Receivable for which a published Term SOFR is not available for a tenor comparable to the relevant Discount Period, the rate per annum (rounded to the same number of decimal places as the Term SOFR Reference Rate) determined by the Platform Administrator (or the Platform Provider on its behalf) (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) Term SOFR for the longest period for which a published Term SOFR is available that is shorter than the relevant Discount Period; and (b) Term SOFR for the shortest period for which a published Term SOFR is available that exceeds the relevant Discount Period, with Term SOFR, in each case, determined using the applicable publication date specified in the definition of “Term SOFR”. Without limiting the generality of the foregoing, if the relevant Discount Period is less than one (1) month, the USD Interpolated Rate shall be equal to the rate that results from interpolating on a linear basis between: (c) SOFR, with SOFR determined using the publication date specified in the definition of “SOFR”; and (d) Term SOFR for a one (1) month tenor, with Term SOFR determined using the publication date specified in the definition of “Term SOFR”. Notwithstanding the foregoing, if the sum of the values described in clauses (a), (b), (c) or (d) above, is less than 0%, then the sum of the values described in any such clause that is less than 0% shall be deemed to be 0% for purposes of this Agreement.
“U.S. dollars” means United States dollars, the lawful currency of the United States of America.
“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday, or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“Work Product Data” means the results of Platform Administrator’s internally produced or otherwise obtained information, data and statistical analysis, including information, data and statistical analysis with respect to the Sellers and other applicable Persons relevant to transactions that does not contain the names of, and is otherwise unidentifiable with respect to the Sellers, any transaction counterparty, or other applicable Person(s) relevant to transactions.
B. Other Interpretive Matters.
All accounting terms defined directly or by incorporation in this Agreement shall have the defined meanings when used in any certificate or other document delivered pursuant thereto unless otherwise defined therein. For purposes of this Agreement and all such certificates and other documents, unless the context otherwise requires: (a) terms defined in Article 9 of the UCC and not otherwise defined
Exhibit A-10
755140592 23744443

in such agreement are used as defined in such Article; (b) references to any amount as on deposit or outstanding on any particular date means such amount at the close of business on such day; (c) the words “hereof,” “herein” and “hereunder” and words of similar import refer to such agreement (or the certificate or other document in which they are used) as a whole and not to any particular provision of such agreement (or such certificate or document); (d) references to any Annex, Section, Schedule or Exhibit are references to Annexes, Sections, Schedules and Exhibits in or to such agreement (or the certificate or other document in which the reference is made), and references to any paragraph, subsection, clause or other subdivision within any Section or definition refer to such paragraph, subsection, clause or other subdivision of such Section or definition; (e) the term “including” means “including without limitation”; (f) references to any Applicable Law refer to that Applicable Law as amended from time to time and include any successor Applicable Law; (g) references to any agreement refer to that agreement as from time to time amended, restated, extended or supplemented or as the terms of such agreement are waived or modified in accordance with its terms; (h) references to any Person include that Person’s permitted successors and assigns; (i) headings are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof; (j) unless otherwise provided, in the calculation of time from a specified date to a later specified date, the term “from” means “from and including”, and the terms “to” and “until” each means “to but excluding”; (k) terms in one gender include the parallel terms in the neuter and opposite gender; (l) the term “or” is not exclusive; and (m) unless otherwise provided, all references to specific times shall be references to such time in New York City, New York.

Exhibit A-11
755140592 23744443

Exhibit B
Conditions Precedent for Effectiveness
Each of the following is in form and substance satisfactory to the Administrative Agent and each Buyer:
(a)    A fully executed counterpart of this Agreement.
(b)    A fully executed counterpart of each Buyer Pricing Letter.
(c)    Certificates (long form, if available) issued by the Secretary of State (or similar) of the applicable jurisdiction as to the legal existence and good standing of each Seller, Servicer and the Guarantor.
(d)    A certificate of the Secretary or Assistant Secretary (or, in the cae of a Seller or Servicer incorporated under the laws of Singapore, of its Directors) of each Seller, Servicer and the Guarantor certifying attached copies of the certified organizational documents of such Person and all documents evidencing necessary corporate action to be taken by and governmental approvals, if any, to be obtained by such Person with respect to this Agreement and the other Transaction Documents to which it is a party and the names and true signatures of the incumbent officers of such Person authorized to sign this Agreement and any other Transaction Documents to be delivered by it hereunder (including each Purchase Request) or thereunder or in connection herewith or therewith.
(e)    UCC, tax and judgment lien searches, bankruptcy and pending lawsuit searches or equivalent reports or searches (if any, in the relevant jurisdiction), each of a recent date, listing all effective financing statements, lien notices or comparable documents that name any Seller as debtor and that are filed in those state and county jurisdictions in which such Seller is organized or maintains its principal place of business or chief executive office and such other searches that the Administrative Agent deems necessary or appropriate, including, with respect to Sanmina Malaysia (i) a company search report issued by the Companies Commission of Malaysia; and (ii) a winding-up search report issued by the offices of the Director General of Insolvency of Malaysia, each of a recent date, as the Administrative Agent deems necessary or appropriate.
(f)    Acknowledgment copies (or other proof of filing satisfactory to the Administrative Agent) of proper termination statements (Form UCC-3) and any other relevant filings necessary to evidence the release of all security interests, ownership and other rights of any Person previously granted by any Seller in the Purchased Receivables, including, without limitation, any necessary filings to confirm that MUFG Bank, Ltd. has no interest in the Purchased Receivables.
(g)    Properly completed forms of UCC-1 financing statements (showing each Seller as “debtor/seller” and Administrative Agent as “secured party/buyer”) which have been submitted for filing the in the Uniform Commercial Code filing office in the jurisdiction of organization of each Seller (or the District of Columbia and any additional jurisdictions determined by the Administrative Agent if such Seller is not organized in a state of the United States).
(h)    A lien release and acknowledgment letter from Bank of America, N.A., as Administrative Agent under the Credit Agreement.
(i)    Favorable legal opinions from outside legal counsel to the Guarantor and each Seller in form and substance satisfactory to the Administrative Agent and the Buyers, including opinions with respect to due organization and good standing of each such Person, due authorization, execution and delivery of this Agreement by each such Person, validity and enforceability of this Agreement with respect to each such Person, non-contravention of organizational documents, material agreements and law, no consents, creation and perfection of security interests, and true sale and such other matters as the Administrative Agent and the Buyers may reasonably request.
Exhibit B-1
755140592 23744443

(j)    A Certification of Beneficial Owner(s) for each Seller and such other documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act.
Exhibit B-2
755140592 23744443

Exhibit C
Representations and Warranties

Each Seller and each Servicer hereby makes the following representations and warranties for the benefit of the Administrative Agent and each Buyer as of the date of this Agreement and on each Purchase Date:
(a)    Such Person is (i) duly organized, validly existing, and, to the extent applicable under the laws of its jurisdiction of organization, in good standing under the laws of its jurisdiction of organization and has all organizational powers and all material governmental licenses, authorizations, consents, and approvals required to carry on its business as now conducted and (ii) is qualified to do business in every jurisdiction where the nature of its business requires it to be so qualified, except, with respect to clause (ii), to the extent that failure to so qualify would not reasonably be expected to adversely affect its ability to perform its obligations hereunder or under the other Transaction Documents and would not have an adverse effect on the collectability of any Purchased Receivable or on the interests of the Administrative Agent or any Buyer under the Transaction Documents.
(b)    Such Person has the requisite power and authority to enter into and deliver this Agreement and the other Transaction Documents, and it has taken all necessary corporate or other action required to authorize the execution, delivery and performance by such Person of this Agreement and the other Transaction Documents. This Agreement and the other Transaction Documents to which such Person is a party have been duly executed and delivered by such Person.
(c)    Such Seller has the requisite power and authority to sell the Proposed Receivables being sold by it on the applicable Purchase Date in the manner herein contemplated, and it has taken all necessary corporate or other action required to authorize the assignment and sale of such Proposed Receivables.
(d)    This Agreement and the other Transaction Documents to which it is a party constitutes the legal, valid and binding obligations of such Person, enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and general principles of equity, regardless of whether enforcement is sought in proceedings in equity or at law.
(e)    This Agreement, together with the sale and assignments contemplated hereby, are effective to transfer to the Buyers legal and equitable title to, with right to sell and encumber, each Purchased Receivable, whether now existing or hereafter arising. Upon the filing of a UCC-1 financing statement in the state of organization of such Seller set forth in the UCC Information, listing such Seller, as debtor/seller, and the Administrative Agent (for the benefit of the Buyers), as secured party/buyer, and covering Purchased Receivables from time to time purchased hereunder, the ownership interests of the Buyers in each such Purchased Receivable shall be perfected.
(f)    The UCC Information is true and correct in all respects. All other data, materials and information provided by such Person to each Buyer and the Administrative Agent in connection herewith and with the Contract, each Purchased Receivable being sold by it hereunder, each Account Debtor, the relationship between it and each Account Debtor, and each Account Debtor’s payment history (including timeliness of payments), is true and correct in all material respects.
(g)    Neither the execution nor the delivery by such Person of this Agreement, the other Transaction Documents to which it is a party or any of the other documents related hereto or thereto, nor the performance of or compliance with the terms and provisions hereof or thereof by such Person will conflict with or result in a breach of or give rise to a default under (i) any Applicable Laws, (ii) any indenture, loan agreement, security agreement or other material agreement binding upon such Person or any of its properties, or (iii) any provision of such Person’s organizational documents.
(h)    No authorization, consent or approval or other action by, and no notice to or filing (other than the UCC financing statements required to be filed hereunder) with, any Governmental
Exhibit C-1
755140592 23744443

Authority is required to be obtained or made by such Person for the due execution, delivery and performance by it of this Agreement or any other Transaction Document.
(i)    Such Person is Solvent.
(j)    There is no pending or, to its knowledge, threatened action, proceeding, investigation or injunction, writ or restraining order binding on or against such Person or any of its Affiliates before any court, governmental entity or arbitrator, which could reasonably be expected to have an adverse effect on the enforceability of this Agreement (including, without limitation, the enforceability of any Buyer’s ownership interest in the Purchased Receivables) or the ability of such Person to perform its obligations hereunder.
(k)    No Seller has pledged or granted any security interest in any Purchased Receivable to any Person except (i) pursuant to this Agreement, (ii) security interests granted pursuant to the Credit Agreement which are automatically released with respect to such Purchased Receivable upon its sale to the Buyers hereunder, or (iii) security interests granted pursuant to the Credit Agreement over deposit accounts into which Collections in respect of any Purchased Receivables are received or held prior to being transferred to the Administrative Agent.
(l)    Such Person is in compliance with all covenants and other agreements contained in this Agreement.
(m)    Neither such Person, nor any of its Subsidiaries, nor, to the knowledge of such Person and its Subsidiaries, any director, officer, employee, agent, affiliate or representative thereof, is an individual or entity that is, or is owned or controlled by one or more individuals or entities that are (i) currently the subject or target of any Sanctions, (ii) included on OFAC’s List of Specially Designated Nationals, HMT’s Consolidated List of Financial Sanctions Targets and the Investment Ban List, or any similar list enforced by any other relevant sanctions authority or (iii) located, organized or resident in a Designated Jurisdiction. Such Person and its Subsidiaries have conducted their businesses in compliance in all material respects with all applicable Sanctions and have instituted and maintained policies and procedures designed to promote and achieve compliance with such Sanctions.
(n)    Such Person and its Subsidiaries have conducted their businesses in compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other applicable anti-corruption legislation in other jurisdictions and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.
(o)    The information included in the Certification of Beneficial Owner is true and correct in all respects.
The Guarantor hereby makes the following representations and warranties for the benefit of each Buyer and the Administrative Agent as of the date of this Agreement and on each Purchase Date:
(a)    The Guarantor is (i) duly organized, validly existing, and, to the extent applicable under the laws of its jurisdiction of organization, in good standing under the laws of its jurisdiction of organization and has all organizational powers and all material governmental licenses, authorizations, consents, and approvals required to carry on its business as now conducted and (ii) is qualified to do business in every jurisdiction where the nature of its business requires it to be so qualified, except, with respect to clause (ii), to the extent that failure to so qualify would not reasonably be expected to adversely affect its ability to perform its obligations hereunder and would not have an adverse effect on the interests of the Buyer under the Transaction Documents.
(b)    The Guarantor has the requisite power and authority to enter into and deliver this Agreement, and it has taken all necessary corporate or other action required to authorize the execution, delivery and performance by the Guarantor of this Agreement. This Agreement has been duly executed and delivered by the Guarantor.
Exhibit C-2
755140592 23744443

(c)    This Agreement constitutes the legal, valid and binding obligations of the Guarantor, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and general principles of equity, regardless of whether enforcement is sought in proceedings in equity or at law.
(d)    Neither the execution nor the delivery of this Agreement by the Guarantor, nor the Guarantor’s performance of or compliance with the terms and provisions hereof will conflict with or result in a breach of or give rise to a default under (i) any laws, (ii) any indenture, loan agreement, security agreement, or other material agreement binding upon the Guarantor or any of its properties, or (iii) any provision of the Guarantor’s organizational documents.
(e)    No authorization, consent or approval or other action by, and no notice to or filing with, any Governmental Authority is required to be obtained or made by the Guarantor for the due execution, delivery and performance by it of this Agreement.
(f)    The Guarantor is Solvent.
(g)    There is no pending or, to its knowledge, threatened action, proceeding, investigation or injunction, writ or restraining order binding on or against the Guarantor or any of its Affiliates before any court, governmental entity or arbitrator, which could reasonably be expected to have an adverse effect on the enforceability of this Agreement (including, without limitation, the enforceability of any Buyer’s ownership interest in the Purchased Receivables) or the ability of the Guarantor to perform its obligations hereunder.
(h)    Neither the Guarantor, nor any of its Subsidiaries, nor, to the knowledge of the Guarantor and its Subsidiaries, any director, officer, employee, agent, affiliate or representative thereof, is an individual or entity that is, or is owned or controlled by one or more individuals or entities that are (i) currently the subject or target of any Sanctions, (ii) included on OFAC’s List of Specially Designated Nationals, HMT’s Consolidated List of Financial Sanctions Targets and the Investment Ban List, or any similar list enforced by any other relevant sanctions authority or (iii) located, organized or resident in a Designated Jurisdiction. The Guarantor and its Subsidiaries have conducted their businesses in compliance in all material respects with all applicable Sanctions and have instituted and maintained policies and procedures designed to promote and achieve compliance with such Sanctions.
(i)    The Guarantor and its Subsidiaries have conducted their businesses in compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other applicable anti-corruption legislation in other jurisdictions and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.
(j)    The information included in the Certification of Beneficial Owner is true and correct in all respects.

Exhibit C-3
755140592 23744443

Exhibit D
Covenants
Each Seller, each Servicer and the Guarantor hereby agree, at all times prior to the Final Collection Date:
(a)    To take all necessary steps and actions to preserve its corporate (or other organization) existence and comply with all applicable laws, including Anti-Terrorism Laws, unless failure to comply (other than failure to comply with applicable Anti-Terrorism Laws) or maintain is not material.
(b)    To duly perform and comply in all material respects with all terms, provisions, and obligations under each Contract and refrain from taking any action or omitting to take any action which could reasonably be expected to prejudice or limit the applicable Buyer’s rights to payment with respect to the Purchased Receivables or result in any Adverse Claim.
(c)    To promptly notify the Administrative Agent in writing of any change to the UCC Information on or before the date of such change.
(d)    To not modify the terms of any Contract in any manner which would adversely affect the collectability of any Purchased Receivable or any rights of the Buyers as the owners of the Purchased Receivables or would otherwise reduce the amount due thereunder or delay the Maturity Date thereof.
(e)    To make all disclosures required by any Applicable Law with respect to the sale of the Purchased Receivables hereunder to the Buyers, and account for such sale in accordance with GAAP.
(f)    To maintain its books and records, including but not limited to any computer files and master data processing records, so that such records that refer to Purchased Receivables sold hereunder shall indicate clearly that the applicable Seller’s right, title and interest in such Purchased Receivables have been sold to the Buyers.
(g)    To not create or permit to exist any Adverse Claim over all or any of such Seller’s or the Buyer’s rights, title and interest in and to the Purchased Receivables.
(h)    To not sell, assign or otherwise transfer the Purchased Receivables except as specifically provided for herein.
(i)    To provide the Administrative Agent and the Buyers with such other reports, information, documents, books and records related to the Purchased Receivables as the Administrative Agent on behalf of any Buyer may reasonably request or any other information that the Administrative Agent or any Buyer may require for capital or regulatory purposes and which may be lawfully disclosed or provided to such Persons, including, without limitation, promptly after request by the Administrative Agent on behalf of any Buyer (i) a copy of the purchase order or sales order and invoices relating to each Purchased Receivable; (ii) a copy of the bill of lading and any other shipping document relating to each Purchased Receivable; and (iii) all billings, statements, correspondence and memoranda directed to the Account Debtor in relation to each Purchased Receivable.
(j)    To (i) at a time reasonably convenient to the applicable Seller or Servicer during regular business hours and upon reasonable prior notice (but so long as no Servicer Termination Event has occurred and is continuing, no more than once per calendar year), permit the Administrative Agent or any of its agents or representatives, to examine and make copies of and abstracts from such Seller’s or Servicer’s sales records and the invoices in respect of Purchased Receivables at any time and permit the Administrative Agent to take such copies and extracts from such sales records and to provide the Administrative Agent with copies or originals (at Seller’s option) of the invoices relating to Purchased Receivables as it may require and generally allow the Administrative Agent (at the applicable Seller’s expense) to review, check and audit each Seller’s and each Servicer’s credit control procedures; and to
Exhibit D-1
755140592 23744443

visit the offices and properties of each Seller or Servicer for the purpose of examining such records and to discuss matters relating to Purchased Receivables and each Seller’s and each Servicer’s performance hereunder with any of the officers or employees of each Seller or Servicer having knowledge of such matters’ and (ii) without limiting the provisions of clause (i), upon reasonable prior notice (but so long as no Servicer Termination Event has occurred and is continuing, no more than once per calendar year) and subject to such Seller or such Servicer receiving acceptable confidentiality undertakings thereof, permit certified public accountants or other auditors acceptable to the Administrative Agent to conduct, at the applicable Seller’s expense, a review of each Seller’s and each Servicer’s books and records to the extent related to the Purchased Receivables; provided that so long as no Servicer Termination Event has occurred and is continuing, the aggregate expense payable by the Sellers and the Servicers pursuant to this clause (j) shall not exceed $10,000 in any calendar year.
(k)    To conduct its businesses in compliance in all material respects with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other applicable anti-corruption legislation in other jurisdictions and with all applicable Sanctions, and maintain policies and procedures designed to promote and achieve compliance with such laws and Sanctions.
(l)    To not, directly or indirectly, use the proceeds of any Purchased Receivable, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other individual or entity, to fund any activities of or business with any individual or entity, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any individual or entity (including any individual or entity participating in the transaction, whether as the Administrative Agent. a Buyer or otherwise) of Sanctions.
(m)    To not, directly or indirectly use the proceeds of any Purchased Receivable for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption legislation in other jurisdictions.
(n)    To promptly execute and deliver, at its expense, all further instruments and documents, and take all further action that the Administrative Agent and the Buyers may reasonably request, from time to time, in order to perfect, protect or more fully evidence the full and complete ownership and security interest in the Purchased Receivables, or to enable the Administrative Agent and the Buyers to exercise or enforce the rights of the Administrative Agent and the Buyers hereunder or under or in connection with the Purchased Receivables.
(o)    If any Seller sells, pledges or otherwise transfers (other than pursuant to the Credit Agreement) any Receivables owed by any of the Account Debtors to any Person other than a Buyer under this Agreement, to deliver to the Administrative Agent (for distribution to the Buyers) promptly following such transfer, a detailed summary of any such Receivables, including a description of the individual invoices numbers, due dates and amounts of such other Receivables.
(p)    To promptly, following any change in the information included in the Certification of Beneficial Owner(s) that would result in a change to the list of beneficial owners or control party identified in such certification, or a change in the address of any beneficial owners or control party, execute and deliver to the Administrative Agent an updated Certification of Beneficial Owner(s).
(q)    To promptly following any request therefor, information and documentation reasonably requested by the Administrative Agent or any Buyer for purposes of compliance with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the Act and, to the extent applicable, the Beneficial Ownership Rule.
Exhibit D-2
755140592 23744443

Exhibit E
Eligibility Criteria

(a)    Prior to giving effect to the sale of such Purchased Receivable, the applicable Seller has a valid ownership interest therein, free and clear of any Adverse Claim. Such Purchased Receivable is a valid, current and freely assignable trade account receivable and the assignment of such Purchased Receivable is not subject to a consent requirement by any third party to the sale or other transfer of such Purchased Receivable or the grant of a security interest or other lien in such Purchased Receivable other than (i) consents previously obtained in writing by such Seller and that remain in effect as of the Purchase Date and (ii) any such requirements which are not enforceable under Applicable Law (including, if applicable, Sections 9-406 and 9-408 of the UCC).
(b)    Upon purchase by the Buyers pursuant to this Agreement, such Purchased Receivable will have been validly and absolutely assigned, transferred and sold to the Buyers and the Buyers shall acquire a legally valid ownership interest in such Purchased Receivable, free and clear of any Adverse Claim without any need on the part of such Seller or the Buyers to (i) notify the applicable Account Debtor or (ii) other than the UCC financing statements required to be filed hereunder, file, register or record any Transaction Document or the sale of such Purchased Receivable under the Applicable Laws applicable to such Seller. All of such Seller’s right, title and interest in and to such Purchased Receivable will have been validly sold and absolutely assigned and transferred to the Buyers, and the Buyers will have the legal and beneficial right to be paid the face amount of such Purchased Receivable free of any Adverse Claim. Such Purchased Receivable is sold hereunder by such Seller in good faith and without actual intent to hinder, delay or defraud the creditors of such Seller.
(c)    Such Purchased Receivable and the applicable Contract constitutes a bona fide, existing and enforceable legal, valid and binding obligation of the applicable Account Debtor (except (x) as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity, and (y) as would not reasonably be expected to have a material adverse effect on the legality, validity and binding effect, enforceability or collectability of such Receivable against the applicable Account Debtor), arising out of an arm’s-length sale by such Seller of goods and the provision of any related services, in each case, in the ordinary course of its and such Account Debtor’s businesses. Such Purchased Receivable and the related Contract under which it arises comply with, and the goods with respect thereto have been manufactured in compliance with, and any related services have been provided in compliance with, the requirements of all applicable laws, rules, regulations or orders of any Governmental Authority and do not contravene any agreement binding upon such Seller.
(d)    The goods deliverable to and any services provided to the applicable Account Debtor in connection with such Purchased Receivable were delivered to (or, in the case of goods deliverable under a Contract or other agreement pursuant to which the applicable Account Debtor bears the risk of loss upon shipment, shipped to) such Account Debtor (or, in the case of services, fully performed) not later than the applicable Purchase Date.
(e)    As of the applicable Purchase Date, the applicable Account Debtor is unconditionally and irrevocably obliged to pay the Net Invoice Amount of such Purchased Receivable as set forth in the applicable Purchase Request (except to the extent of reductions, discounts and similar Deemed Collections arising in the ordinary course of business and resulting in Dilution in respect of which the applicable Seller promptly pays the amount thereof pursuant to Section 6(a)).
(f)    The applicable Related Security and rights thereunder included with the purchase of such Purchased Receivable comprise all the rights necessary to claim, collect or otherwise enforce the obligations of such Purchased Receivable.
(g)    Such Purchased Receivable is not evidenced by and does not constitute an “instrument” or “chattel paper” as such terms are defined in the UCC.
Exhibit E-1
755140592 23744443

(h)    The applicable Account Debtor is not an Affiliate or Subsidiary of any Seller and is not a Sanctioned Person.
(i)    Such Purchased Receivable has not been sold or assigned to any Person other than the Buyers.
(j)    Neither such Seller, nor, to the best of such Seller’s knowledge, the applicable Account Debtor, is in default of the applicable Contract or is in breach of its terms, except (i) as would not reasonably be expected to have a material adverse effect on the legality, validity, enforceability or collectability of such Receivable against the applicable Account Debtor and (ii) with respect to any contractual restrictions on the assignment of the applicable Purchased Receivables under such Contract, any such restrictions which are not enforceable under Applicable Law (including, if applicable, Sections 9-406 and 9-408 of the UCC).
(k)    Neither such Seller nor the applicable Account Debtor has asserted any Dispute with respect to such Purchased Receivable.
(l)    Such Purchased Receivable (x) is denominated in U.S. dollars, (y) is payable either in the United States or, if such Purchased Receivable was sold by Sanmina Malaysia, in Malaysia or was sold by Sanmina Singapore, in Singapore, and (z) was originated pursuant to a Contract governed by the laws of (i) the United States, any State thereof or the District of Columbia, (ii) any other jurisdiction identified opposite the name of the applicable Account Debtor on Schedule II hereto, or (iii) any other jurisdiction as may be mutually agreed by the Sellers, the Administrative Agent and the applicable Buyers.
(m)    Such Purchased Receivable does not represent a progress billing or a sale on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment, cash-on-delivery or any other repurchase or return basis, does not relate to payments of interest and has not been invoiced more than once.
(n)    The Maturity Date for such Purchased Receivable is no later than the lesser of (i) one hundred and fifty (150) days after the Purchase Date therefor or (ii) the shortest number of days after such Purchase Date specified in any Buyer Pricing Letter for any Buyer holding a Pro Rata Share with respect to the applicable Account Debtor.
(o)    No Insolvency Event with respect to the applicable Account Debtor has occurred and is continuing.
(p)    There are no actions, claims or proceedings now pending between such Seller and the applicable Account Debtor which would reasonably be expected to have a material adverse effect on the legality, validity, enforceability or collectability of such Purchased Receivable against the applicable Account Debtor.
(q)    If an Account Debtor is located in or organized under the laws of France, then the Maturity Date for any related Purchased Receivable shall not be more than sixty (60) days following the invoice date thereof.
(r)    The goods and/or services purchased by the related Account Debtor from such Seller that give rise to such Purchased Receivable do not include arms, weapons or weapon components and would not be directly related to military applications to potentially be used as precursors or components of weapons of mass destruction.
Exhibit E-2
755140592 23744443

Exhibit F
Servicer Termination Events
Each of the following shall constitute a “Servicer Termination Event” for purposes of this Agreement:
(a)    Any Seller, any Servicer or the Guarantor fails to pay any amount due under this Agreement or any other Transaction Document on its due date and such failure continues for two (2) Business Days.
(b)    Any Seller, the Servicer or the Guarantor shall fail to perform or observe in any material respect any term, covenant or agreement under this Agreement or any other Transaction Document and, if curable, such failure is not cured within ten (10) Business Days after the earlier of (i) any Seller, the Servicer or the Guarantor have knowledge of such failure or (ii) any Seller, the Servicer or the Guarantor receive written notice thereof from the Administrative Agent or any Buyer.
(c)    Any representation or warranty made by a Seller, the Servicer or the Guarantor shall be inaccurate, incorrect or untrue in any material respect on any date as of which it is made or deemed to be made (except with respect to breaches giving rise to Events of Repurchase, but only if the Seller repurchases the affected Purchased Receivable in accordance with the requirements of Section 6(b)).
(d)    An Existing Credit Facility Default has occurred.
(e)    An Insolvency Event shall have occurred with respect to any Seller, Servicer or the Guarantor.
(f)    An event, condition, change or effect shall occur which has a material adverse effect on (i) the validity or collectability of the Purchased Receivables, or (ii) the validity or enforceability of this Agreement or any other Transaction Document as against any Seller, any Servicer or the Guarantor or the rights and remedies of the Administrative Agent or any Buyer hereunder or thereunder; provided, that, for the avoidance of doubt, that no Servicer Termination Event under this clause (f) shall be deemed to arise solely as the result of an Insolvency Event with respect to any Account Debtor.

Exhibit F-1
755140592 23744443

Exhibit G
Accounts

Administrative Agent’s Account
Bank:
Bank Swift Address:
ABA#:                    Account #:                Reference:
Bank Address:

Sellers’ Accounts

Sanmina

Bank:
Bank Swift Address:
ABA #:
Account #:
Account Name:

Sanmina Singapore

Bank:
Bank Swift Address:
Intermediary Bank for UDS payment:
Intermediary Bank Swift Code:
Account #:
Account Name:

Sanmina Malaysia

Bank:
Bank Swift Address:
Account #:
Account Name:

Exhibit G-1
755140592 23744443

Exhibit H
Form of Joinder
This JOINDER dated as of [●] (this “Agreement”), is by and among [●] (the “New Seller”), each Buyer (as defined below) and TRUIST BANK, as the Administrative Agent (as defined below). Capitalized terms used and not defined herein have the meanings given to them in the RPA (as defined below).
WITNESSETH THAT:
WHEREAS, SANMINA CORPORATION, a Delaware corporation (the "Existing Seller")1 and any other seller from time to time party thereto (each, in such capacity, a “Seller” and collectively, the “Sellers”), the Buyers described therein, and TRUIST BANK, as administrative agent for the Buyers (the “Administrative Agent”), have entered into the Receivables Purchase Agreement, dated August 31, 2023 (as amended, supplemented or otherwise modified from time to time, the “RPA”); and
WHEREAS, the New Seller desires to be joined as a Seller and Servicer under the RPA;
NOW, THEREFORE, FOR VALUE RECEIVED, and in consideration of accommodations given or to be given, to the Sellers by the Buyers from time to time, the New Seller hereby agrees as follows:
1.    The New Seller is a “Seller” and a “Servicer” under the RPA, effective upon the date of that it executes this Agreement. All references in the RPA to the term “Seller”, “Sellers”, “Servicer” or “Servicers” shall be deemed to include the New Seller in those respective capacities. Without limiting the generality of the foregoing, the New Seller hereby repeats and reaffirms all covenants, agreements, representations and warranties made or given by a Seller or a Servicer contained in the RPA, and appoints the Administrative Agent as its agent, attorney-in-fact and representative in accordance with Section 5(k) of the RPA.
2.    For purposes of the RPA, the “Seller’s Account” with respect to the New Seller will be (i) the account of the New Seller located at [●] with account number [●] or (ii) such other account as notified to the Administrative Agent from time to time by the New Seller in writing.
3.    For purposes of the RPA, the New Seller’s UCC Information shall be as follows:

(a) Name:	[●]
(b) Chief Executive Office:	[●]
(c) Jurisdiction of Organization:	[●]
(d) Organizational Number:	[●]
(e) FEIN:	[●]
(f) Tradenames:	[●]
(g) Changes in Location, Name and Corporate Organization in the last 5 years:	[●]

4.    The New Seller shall, at its expense, promptly execute and deliver all further instruments and documents, and take all further action, that the Administrative Agent and the Buyers may reasonably request, from time to time, in order to perfect, protect or more fully evidence the transactions contemplated hereby and by the RPA. Without limiting the foregoing, the New Seller hereby authorizes the Administrative Agent to file UCC financing statements with respect to the transactions contemplated hereby and by the RPA, together with any amendments relating hereto or thereto.
___________________________
1 Form to be revised to accommodate additional Buyers if applicable.

Exhibit H-1
755140592 23744443

5.    The parties hereto have structured each transaction contemplated by this Agreement as an absolute and irrevocable sale, and each Buyer, the Guarantor and the New Seller agree to treat each such transaction as a “true sale” for all purposes under Applicable Law and accounting principles, including, without limitation, in their respective books, records, computer files, tax returns (federal, state and local), regulatory and governmental filings (and shall reflect such sale in their respective financial statements). In the event that, contrary to the mutual intent of the parties hereto, any purchase of Purchased Receivables is not characterized as a sale, the New Seller (other than any Seller organized under the laws of Singapore or Malaysia) shall, effective as of the date hereof, be deemed to have granted to the Administrative Agent (for the benefit of the Buyers), and the New Seller hereby does grant to the Administrative Agent (for the benefit of the Buyers), in addition to and not in substitution for the rights and remedies described in Section 6(g) of the RPA, a first-priority security interest in and to any and all present and future Purchased Receivables and the proceeds thereof to secure the payment of all obligations of the New Seller arising in connection with the RPA and each of the other Transaction Documents, whether now or hereafter existing.
6.    This Agreement is a Transaction Document for purposes of the RPA.
7.    THIS AGREEMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT WITHOUT REGARD TO ANY OTHER CONFLICTS OF LAW PROVISIONS THEREOF).
[Remainder of Page Intentionally Left Blank]

Exhibit H-2
755140592 23744443

In witness whereof, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.
NEW SELLER:
[●], as a Seller
By:
Name:
Title:
BUYER(S):
TRUIST BANK,
as a Buyer

By:
Name:
Title:
[Other Buyers to be included if applicable]
ADMINISTRATIVE AGENT:

TRUIST BANK,
as Administrative Agent

By:
Name:
Title:
GUARANTOR:
SANMINA CORPORATION, as a Seller
By:
Name:
Title:

Exhibit H-3
755140592 23744443

EXISTING SELLER(S):
SANMINA CORPORATION, as a Seller
By:
Name:
Title:
[Other Sellers to be included if applicable]
Exhibit H-4
755140592 23744443

Exhibit I
Form of Hungary Performance Instruction

TELJESÍTÉSI UTASÍTÁS [MINTA] Címzett: [Az engedményezett követelés kötelezettjének neve] [A kötelezett címe] Tárgy: Teljesítési Utasítás Tisztelt Hölgyem / Uram!	PERFORMANCE INSTRUCTION [SAMPLE] To: [Name of the Debtor of the assigned receivables] [Address of the Debtor] Subject: Performance Instruction Dear Madam/Sir,
Hivatkozunk a többek között a [Affected Buyer] (székhely: [REGISTERED OFFICE IN US]; cégjegyzékszám: [COMPANY REGISTRATION NUMBER IN US]) mint követelés-vev6 (a továbbiakban: “9HYĘ”) és a Sanmina Corporation (székhely: [REGISTERED OFFICE OF THE ASSIGNOR IN US]; cégjegyzékszám: [COMPANY REGISTRATION NUMBER OF THE ASSIGNOR IN US]) mint követelés-eladó (a továbbiakban: “Követelés-eladó”) között 2023. augusztus 31. napján megkötött [DATE OF RPA] napján módosított Receivables Purchase Agreement-re (a továbbiakban: “RPA”).

We refer to the Receivables Purchase Agreement between among others [Affected Buyer] (registered office: [REGISTERED OFFICE IN US]; company registration number: [COMPANY REGISTRATION NUMBER IN US]) as Buyer of receivables (hereinafter: “Buyer”) and Sanmina Corporation (registered office: [REGISTERED OFFICE OF SANMINA IN US]; company registration number: [COMPANY REGISTRATION NUMBER OF SANMINA IN US]) as Seller of receivables (hereinafter: “Seller”), entered into on August 31, 2023, as amended [DATE OF RPA] (hereinafter: “RPA”).

Az RPA alapján a Követelés-eladó az Önökkel szemben a [...]_. sz. mellékletben található Szamlak alapjan fennallo vagy a kes6bbiekben keletkez6 koveteleset (a tovabbiakban: “Követelések”) rank mint Vev6re engedményezte.
On the basis of the RPA, the Seller has assigned to us as Buyer its receivables (hereinafter: “Receivables”) existing or arising in the future on the basis of the Invoices in Schedule No. [...].
Értesítjük Önöket, hogy a RPA-ban foglaltak alapjan a Vev6 a Követeleseket megszerezte, ezért Önöknek a jelen Teljesítési Utasítás kézhezvételét követ6en a Követeleseket a következ6 bankszamlara kell fizetniük:
We inform you that the Buyer has acquired the Receivables on the basis of the RPA, therefore You are obliged to pay the Receivables to the following bank account after receiving this Performance Instruction:
[BANKSZÁMLA ADATAI]	[BANK ACCOUNT DETAILS]
A jelen Teljesítési Utasítás a magyar Polgári Törvénykönyvröl sz6l6 2013. évi V. törvény 6:198. §-a szerinti teljesitési utasitásnak minösül.	This Performance Instruction shall be considered a performance instruction according to Section 6:198 of Act No. V of 2013 on the Hungarian Civil Code.
Exhibit I-1
755140592 23744443

A Számlák alapján a Koveteléseket a Vevö érvényesíti, de a Számlákhoz kapcsolódó szerz6dés(ek)b6l ered6 kotelezettségek teljesítéséért továbbra is a Követelés-eladó felel.	The Receivables from the Invoices are collected by the Buyer, but the Seller is still liable for the fulfillment of the obligations under the contract(s) in connection with the Invoices.
Felhívjuk szíves figyelmüket, hogy amennyiben a jelen Teljesítési Utasításban foglaltaknak nem tesznek eleget és továbbra is a Követelés-eladónak teljesítenek, ezt saját kockázatukra teszik, és a Vevö az összeg kifizetését jogszerfien követelheti Onöktöl tekintet nélkül arra, hogy fizetést teljesítettek a Követelés-eladó részére.
We would like to draw your attention to the fact that if you do not follow this Performance Instruction and continue to pay to the Seller, it is at your own risk and the Buyer can lawfully demand the payment of this amount from You, regardless of whether you have performed a payment to the Seller.
[PLACE], ______________ 2020
Tisztelettel:	Best regards,
_____________________________ [Affected Buyer] Vevö / Buyer képviseli / represented by: _________ és/und ___________ ügyvezetök / managing directors [Can be any officer who can lawfully represent Wells]
_____________________
Sanmina Corporation
Követelés-eladó / Seller
képviseli / represented by:
_________ és/und ___________
iigyvezet6k / managing directors [Can be any officer who can lawfully represent Sanmina]

Schedules Nr. 1: Invoices
Kérjük, hogy a Teljesítési Utasítás tudomásulvételének jeléül, a Teljesítési Utasítás cégszerfien aláirt másolatát az alábbi cimre levél vagy telefax útján visszaküldeni szíveskedjenek:	Please send a signed copy of this Performance Instruction to the following address by post or fax as a way of acknowledgement:
[Affected Byer] [Affected Buyer’s US address] Telefax: +______________
Exhibit I-2
755140592 23744443

A fentieket tudomásul vettük: [PLACE], ____________ 2020	We acknowledge the above:
[cégszerii aldirds / official company signature] [AZ ENGEDMÉNYEZETT KÖVETELÉS KÖTELEZETTJÉNEK NEVE / NAME OF THE DEBTOR OF THE ASSIGNED RECEIVABLES]
Exhibit I-3
755140592 23744443

Annex I
Technology Platform Terms
These Terms of Use of the Platform (these “Terms of Use”), are between you and the entity you represent, in its capacity as seller under the Agreement (collectively, “you” or “your”, as the context requires), and Truist Bank, in its capacity as administrator of the Platform (“Platform Administrator”).
Section 1.    THE PLATFORM
1.1    The Platform. You grant to Platform Administrator a royalty free, non-exclusive license to use, reproduce, display and modify (including modifications to formatting that are required for proper display within the Platform) any materials provided by you in connection with your use of the Platform for the purpose of providing and operating the Platform. You acknowledge that Platform Administrator shall not have any obligation to (and does not) monitor, modify, change or exert any editorial control, including any verification of factual material, with respect to any such materials provided on the Platform.
1.2    Platform Provider. You acknowledge that (i) Platform Administrator may subcontract to any Platform Provider some or all of its rights and obligations as Platform Administrator and (ii) any Platform Provider shall be an express intended third party beneficiary of all Platform Administrator’s agreements with you with respect to the use of the Platform and each transaction undertaken on the Platform.
1.3    User Name; Password. You will be issued a user name and password for the Platform. Only your authorized employees may use the user name and password to access the Platform. You are responsible for maintaining the confidentiality of user name and password, and you are responsible for all uses of its account and in all related transactions on the Platform, whether or not actually or expressly authorized by you. If you suspect that a Person has made or may make unauthorized use of its user name and password, you shall immediately notify the Platform Administrator.
1.4    Termination of Access. Platform Administrator and Platform Provider shall have the right at any time and for any reason to terminate or suspend your right to access and use the Platform.
Section 2.    INTELLECTUAL PROPERTY
2.1    Proprietary Technology. Platform Administrator reserves all right, title, and interest in and to the Proprietary Technology and all Intellectual Property and Intellectual Property rights embodied therein and relating thereto. Nothing in any Agreement, these Terms of Use or any other agreement shall be deemed to create any right of interest of yours in the Proprietary Technology or the Intellectual Property and Intellectual Property rights embodied therein and relating thereto. You shall not, or through any parent, subsidiary, affiliate, agent or other third party: (i) sell, lease, license or sublicense the Proprietary Technology; (ii) decompile, disassemble or reverse engineer the Proprietary Technology in whole or in part except as may be permitted by law; (iii) allow access to the Proprietary Technology by any Person other than your authorized employees; (iv) use the Proprietary Technology to provide services to third parties or otherwise use the Proprietary Technology on a service bureau basis; (v) copy or emulate the Proprietary Technology; or (vi) provide, disclose, divulge or make available to, or permit use of the Proprietary Technology by any third party without Platform Administrator’s prior written consent.
2.2    Work Product Data. You recognize and agree that Platform Administrator and Platform Provider, through its own analysis and data gathering, may compile and formulate Work Product Data. The Work Product Data shall not contain any direct or indirect references to you or other applicable third party (or your relationship to any applicable third party) or your confidential information. Platform Administrator and Platform Provider, as applicable, shall own all right title and interest in and to the Work Product Data and all Intellectual Property and Intellectual Property rights embodied therein and relating thereto. All non-public Intellectual Property
Annex I-1
755140592 23744443

relating to the Platform and Work Product Data shall be Platform Administrator’s or Platform Provider’s confidential information and the Platform shall be considered confidential information.
Section 3.    DISCLAIMERS; LIABILITY; COMPLIANCE WITH APPLICABLE LAW
3.1    THERE IS NO GUARANTEE THAT THE PLATFORM OR THE SERVICES TO BE PROVIDED BY PLATFORM ADMINISTRATOR WILL MEET YOUR REQUIREMENTS OR EXPECTATIONS, OR BE ERROR-FREE OR OPERATE WITHOUT INTERRUPTION OR DELAY. In no event will Platform Administrator or Platform Provider be liable for any loss of profits, loss of use, business interruption, loss of data, cost of cover or indirect, special, incidental or consequential damages of any kind in connection with or arising out of the Platform, or the furnishing, performance or use of technology or services related thereto, whether alleged as a breach of contract or tortious conduct, including negligence, even if Platform Administrator or Platform Provider has been advised of the possibility of such damages. Platform Administrator and Platform Provider employ commercially reasonable security measures in providing the Platform. Nevertheless, neither Platform Administrator nor Platform Provider make any representation or warranty that such security measures will be effective, and neither Platform Administrator nor Platform Provider will be responsible for any breach of security measures, any viruses or other harmful programming or codes, or the integrity of the Platform, except to the extent directly caused by Platform Administrator’s or Platform Provider’s fraud, gross negligence or willful misconduct. Neither Platform Administrator nor Platform Provider shall (in any capacity) be liable for any delay or failure of the Platform to the extent caused by an event that is beyond Platform Administrator’s or Platform Provider’s reasonable control. You acknowledge and accept that Platform Provider is a limited passive provider of the Platform and Platform Provider does not and will not serve as a counterparty to any transaction on the Platform.
3.2    In addition to and without limiting any indemnification provisions of the Agreement, you shall defend, indemnify on demand and hold Platform Administrator, Platform Provider, each affiliate thereof, and each of their respective owners, shareholders, members, partners, officers, directors, managers, employees, representatives, agents and attorneys (each a “Platform Indemnified Person”), harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever, including reasonable fees and disbursements of counsel, and including in connection with any investigative, administrative or judicial proceeding or the protection, preservation or enforcement of any rights of a Platform Indemnified Person under any Agreement or these Terms of Use, whether or not such Platform Indemnified Person shall be designated a party thereto, and whether or not due to any dispute, in each case imposed on, incurred by, or asserted against such Platform Indemnified Person in any manner relating to or arising out of any Agreement or the transactions contemplated hereby or thereby relating to the Platform, except to the extent caused directly and principally by the Platform Indemnified Person’s gross negligence or willful misconduct.
3.3    You agree that you and each of your affiliates and any of your respective officers, directors, employees, agents or other representatives shall, at all times, and in all respects, use the Platform in compliance with all applicable law (including applicable sanctions laws).
Section 4.    CONFIDENTIALITY
You and the Platform Administrator agree that each Platform Provider is an intended third-party beneficiary of, and entitled to rely on Section 19 of the Agreement.
Section 5.    GOVERNING LAW
THESE TERMS OF USE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF OR OF ANY OTHER JURISDICTION OTHER THAN SECTION 5-1401 AND SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW. You irrevocably and unconditionally waive to the fullest extent you
Annex I-2
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may legally and effectively do so, any objection that you may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to these Terms of Use in any New York State or federal court located in the Borough of Manhattan. YOU KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS YOU MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION BASED ON OR ARISING OUT OF, UNDER, RELATING TO OR IN CONNECTION WITH THESE TERMS OF USE OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.
Section 6.    DEFINITIONS
As used in these Terms of Use, the terms below shall have the following definitions:
“Agreement” means the Receivables Purchase Agreement, dated August 31, 2023, by and among SANMINA CORPORATION, a Delaware corporation (“Sanmina”), SANMINA-SCI SYSTEMS SINGAPORE PTE. LTD., a Singapore private company limited by shares (“Sanmina Singapore”), SANMINA-SCI SYSTEMS (MALAYSIA) SDN. BHD., (REGISTRATION NO. 199101016030 (226342-D)), a private company limited by shares and deemed registered under the Companies Act 2016 of Malaysia (“Sanmina Malaysia”), and any other seller from time to time party hereto (each, in such capacity, a “Seller” and collectively, the “Sellers”), and as servicers (each, in such capacity, a “Servicer” and collectively, the “Servicers”), Sanmina, as guarantor (in such capacity the “Guarantor”), TRUIST BANK (“Truist”) and each other buyer from time to time party hereto (each, in such capacity, a “Buyer” and collectively, the “Buyers”), and Truist, as administrative agent (in such capacity, the “Administrative Agent”), as the same may be amended from time to time.
“Intellectual Property” means all of the following intangible property and related proprietary rights, interests and protections, however arising, pursuant to the laws of any jurisdiction throughout the world, owned by the Platform Administrator, Platform Provider or their affiliates and property in which Platform Administrator or Platform Provider owns an exclusive or non-exclusive right or interest granted by license from other Persons: (a) rights in trademarks, service marks, trade names, brand names, logos, trade dress and other proprietary indicia of goods and services, whether registered, unregistered or arising by law; (b) rights in internet domain names, whether or not trademarks, registered in any generic top level domain by any authorized private registrar or governmental authority; (c) copyrights and other rights in original works of authorship in any medium of expression, whether or not published; and (d) formulas, designs, devices, technology, know-how, inventions, methods, processes, compositions and trade secrets, whether or not patentable.
“Intellectual Property Registrations” means any of the following filed in the name of Platform Administrator or Platform Provider (or any of their affiliates) or claiming Platform Administrator’s or Platform Provider’s (or any of their affiliates’) Intellectual Property: (a) any registration or application for registration of Intellectual Property, including patents, copyrights, trademarks, intent to use applications for trademarks and provisional applications for patents; and (b) all issuances, extensions and renewals of such registrations and applications to or with any governmental authority or authorized private registrar in any jurisdiction, including registrations for internet domain names.
“Platform” means the electronic platform utilized by the Platform Administrator, for such purposes as may be specified under each Agreement and these Terms of Use, and the rights, obligations and agreements related thereto and hereunder, all related internet, software and electronic products including without limitation, the website, applications, code and application protocol interfaces.
“Person” means any individual, sole proprietorship, partnership, joint venture, unincorporated organization or association, trust, association, corporation (including a business or statutory trust), limited liability company, institution, public benefit corporation, joint stock company, firm, body corporate, authority, governmental authority or any other entity of whatever nature.
“Platform Provider” has the meaning set forth in the Agreement.
“Proprietary Technology” means the Platform and all documentation, Intellectual Property and Intellectual Property Registrations.
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“Work Product Data” means the results of Platform Administrator’s or Platform Provider’s internally produced or otherwise obtained information, data and statistical analysis, including information, data and statistical analysis with respect to you and other applicable Persons relevant to transactions that does not contain the names of, and is otherwise unidentifiable with respect to you, any transaction counterparty, or other applicable Person(s) relevant to transactions.

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